Exhibit 13.1

REDIFF.COM INDIA LIMITED

17TH ANNUAL REPORT

2011-2012

(UNDER COMPANIES ACT, 1956)

(INDIAN LAWS)

Rediff.com India Ltd.

Board of Directors

Ajit Balakrishnan (Chairman & Managing Director)

Arun Nanda

Sunil Phatarphekar

Ashok Narasimhan

Sridar Iyengar

Rashesh Shah

M. Madhavan Nambiar

Statutory Auditors

M/s. Deloitte Haskins & Sells

Chartered Accountants

Indiabulls Finance Centre, Tower 3,

27th -32nd Floor, Elphinstone Mill

Compound, Senapati Bapat Marg,

Elphinstone (West), Mumbai – 400013

India.

Registered Office

First Floor,

Mahalaxmi Engineering Estate

L. J. First Cross Road

Mahim (West)

Mumbai 400 016, India

Contents

Sr. no.	Particulars	Page Nos.
	Documents as required under Companies Act, 1956 (Indian law)

1.	Notice of Annual General Meeting	1

2.	Directors Report of Rediff.com India Ltd.	4

3.	Auditors’ Report of Rediff.com India Ltd.	7

4.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Rediff.com India Ltd.	12-39

5.	Statement pursuant to Section 212 of the Companies Act 1956	40

6.	Directors Report of Vubites India Pvt. Ltd.	41

7.	Auditors’ Report of Vubites India Pvt. Ltd.	44

8.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Vubites India Pvt. Ltd.	46-64

9.	Directors Report of Rediff Holdings Inc.	65

10.	Auditors’ Report of Rediff Holdings Inc.	66

11.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Rediff Holdings Inc.	67-75

12.	Directors Report of India Abroad Publications Inc.	76

13.	Auditors’ Report of India Abroad Publications Inc.	77

14.	Balance Sheet and Statement of Profit and Loss, Notes thereto of India Abroad Publications Inc.	78-89

15.	Directors Report of India in New York Inc	90

16.	Auditors’ Report of India in New York Inc	91

17.	Balance Sheet and Statement of Profit and Loss, Notes thereto of India in New York Inc	92-99

18.	Directors Report of India Abroad Publications (Canada) Inc.	100

19.	Auditors’ Report of India Abroad Publications (Canada) Inc.	101

20.	Balance Sheet and Statement of Profit and Loss, Notes thereto of India Abroad Publications (Canada) Inc.	102-110

21.	Directors Report of Rediff.com Inc.	111

22.	Auditors’ Report of Rediff.com Inc.	112

23.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Rediff.com Inc.	113-122

24.	Directors Report of Value Communications Corporation	123

25.	Auditors’ Report of Value Communications Corporation	124

26.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Value Communications Corporation	125-132

27.	Proxy Form and Attendance Slip

NOTICE

Notice is hereby given that the Seventeenth Annual General Meeting of the Members of Rediff.com India Limited will be held on Wednesday, 12th September, 2012, at 10 a.m.(IST) at the Registered Office of the Company situated at First Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400016, to transact the following business:

ORDINARY BUSINESS

1.	To receive, consider and adopt the Audited Balance Sheet as at March 31, 2012 and Profit & Loss Account for the year ended as on that date and the reports of the Auditors and Directors’ thereon.

2.	To appoint a Director in place of Mr. Rashesh Shah, Director retiring by rotation and being eligible, offers himself for reappointment.

3.	To appoint a Director in place of Diwan Arun Nanda, Director retiring by rotation and being eligible, offers himself for reappointment.

4.	To appoint Auditors and fix their remuneration by passing the following resolution as an Ordinary Resolution with or without modification(s);

“RESOLVED that M/s Deloitte Haskins & Sells, Chartered Accountants (Reg. no. 117366W), Mumbai be and are hereby re-appointed as Statutory Auditors of Rediff.com India Limited and to hold office from the conclusion of this Annual General Meeting till the conclusion of the next Annual General Meeting at a remuneration to be decided by the Board of Directors/Audit Committee of the Directors of the Company.”

SPECIAL BUSINESS

5.	To consider and if thought fit, to pass with or without modification, the following resolution as Ordinary resolutions:

“RESOLVED THAT Mr. M Madhavan Nambiar, who was appointed as an Additional Director w.e.f. 24th January, 2012 in terms of the Articles of Association of the Company and who by virtue of the provisions of section 260 of the Companies Act, 1956, holds office upto the date of the Annual General Meeting, being eligible, offers himself for appointment and in respect of whom the Company has received a notice in writing under section 257 of the Companies Act, 1956 proposing his candidature for the office of Director, be and is hereby appointed as Director of the Company.”

By Order of the Board
For Rediff.com India Limited

Place: Mumbai	/s/ Jyoti Ravi Sachdeva
Date: 14th August, 2012	Company Secretary & Associate Director Legal

NOTES:

1.	A MEMBER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY TO ATTEND AND VOTE INSTEAD OF HIMSELF/HERSELF AND SUCH A PROXY NEED NOT BE A MEMBER OF THE COMPANY. PROXIES TO BE EFFECTIVE MUST BE RECEIVED BY THE COMPANY NOT LESS THAN 48 HOURS BEFORE THE COMMENCEMENT OF THE ANNUAL GENERAL MEETING.

2.	The relative Explanatory Statement pursuant to the provisions of Section 173 of the Companies Act, 1956 for item Nos. 5 is enclosed and forms part of this Notice.

REDIFF.COM INDIA LIMITED

EXPLANATORY STATEMENT PURSUANT TO THE PROVISIONS OF SECTION

173(2) OF THE COMPANIES ACT, 1956.

Pursuant to the provisions of Section 173(2) of the Companies Act, 1956, the following Explanatory Statement sets out the material facts relating to the item of Special Business mentioned in the accompanying Notice dated 14th August, 2012 and shall be form part of the Notice

Item No.5

Mr. Nambiar was appointed as an Additional Director at the Board meeting held on 24th January, 2012, in terms of the provisions of the Companies Act, 1956 and the Articles of Association of the Company. He holds office upto the date of the Annual General Meeting by virtue of section 260 of the Companies Act, 1956. Notices in writing under section 257 of the Companies Act, 1956, have been received from members signifying their intention to propose Mr. Nambiar as a candidate for the office of Director.

Mr. Nambiar is an Arts graduate from Madras University, and holds a master of business administration degree from the University of Delhi. He has spent over 36 years as a civil servant in the Indian Administrative Service and had also held the position as secretary to the Government of India.

Mr. Nambiar is currently a teaching faculty at Judge Business School, University of Cambride, UK and also serves as an advisory capacity on the Boards of reputed companies.

The Directors, therefore, recommend the passing of the Resolution under Item no.5 of the accompanying Notice.

No Director other than Mr. M. Madhavan Nambiar, may be considered to be concerned or interested in the passing of this Resolution.

By Order of the Board
For Rediff.com India Limited

Place: Mumbai	/s/ Jyoti Ravi Sachdeva
Date: 14th August, 2012	Company Secretary & Associate Director Legal

REDIFF.COM INDIA LIMITED

DIRECTORS’ REPORT

To,

The Members,

Rediff.com India Limited

Your Directors have pleasure in presenting to you the Seventeenth Annual Report together with the Audited Annual Accounts for the year ended March 31, 2012.

1.	REDIFF.COM INDIA LTD.’S FINANCIAL HIGHLIGHTS

(a)	Total Revenue:- 904 million (previous year 982 million).

(b)	Net Profit/ Loss:- After providing for depreciation and amortization of 130 million and exceptional items of 224 million net loss for the year were 473 million (previous year net loss 193 million).

2.	DIVIDEND

Your Board does not recommend any dividend.

3.	CORPORATE GOVERNANCE

The various committees constituted by the Company including the Audit Committee and Compensation Committee have been functioning satisfactorily during the year. The present Board comprises of eminent professionals from various fields, in addition to Chairman and Managing Director who looks after the day to day affairs of the Company.

The composition of the Audit Committee of the Board is as follows:-

Name	Designation in the Committee
Sridar Iyengar	Chairman
Sunil Phatarphekar	Member
Rashesh Shah M. Madhavan Nambiar	Member Member

The composition of the Compensation Committee of the Board is as follows:-

Name	Designation in the Committee
Ajit Balakrishnan	Chairman
Arun Nanda	Member
Sunil N Phatarphekar	Member

REDIFF.COM INDIA LIMITED

4.	FIXED DEPOSITS

During the year under review, our Company had not accepted any Fixed Deposit from the Public.

5.	DIRECTORS

In accordance with the provisions of the Companies Act, 1956, Rashesh Shah and Diwan Arun Nanda, Directors retire by rotation at the conclusion of the ensuing Annual General Meeting and being eligible, offer themselves for re-appointment.

M. Madhavan Nambiar was appointed Additional Director w.e.f. 24th January, 2012. The approval of the members for appointing him as a Director is sought vide requisite resolution in the accompanying Notice dated 14th August 2012, convening the Annual General Meeting. The Directors recommend the resolution for the approval by the members

6.	PARTICULARS OF EMPLOYEES

The Company had employees who were in receipt of remuneration of not less than Rs.60 lakhs during the year ended 31st March, 2012 or not less than 5 lakhs per month during any part of the said year. However, as per the provisions of section 219(1)(b)(iv) of the Companies Act, 1956, the Directors Report being sent to the shareholders does not include this Annexure. Any shareholder interested in obtaining a copy of the Annexure may write to the Company Secretary at the Registered Office of the Company.

7.	AUDITORS

M/s. Deloitte Haskins & Sells, Chartered Accountants (Reg. no. 117366W), the Statutory Auditors of Company and who hold the office till the conclusion of ensuing Annual General Meeting are eligible to be re-appointed as the Statutory Auditors of the Company till the conclusion of next Annual General Meeting. The Company has received from the Auditors undertaking their eligibility to accept the office, if reappointed. The members are requested to consider their re-appointment as set out in the Notice convening the Annual General Meeting.

The observations made by the Auditors’ in their report and notes to accounts are self- explanatory and do not call for any further comments.

8.	DIRECTORS’ RESPONSIBILITY STATEMENT

Pursuant to Section 217 (2AA) of the Companies Act, 1956, the Directors confirm that:

a)	In the preparation of the annual accounts, the applicable accounting standards had been followed along-with proper explanation relating to material departures.

b)	The Directors had selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year on March 31, 2012 and of the loss of the company for that period.

c)	The Directors have taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act, 1956, for safeguarding the assets of the company and for preventing and detecting the frauds and other irregularities.

d)	The directors had prepared the annual accounts on a going concern basis.

9.	CONSERVATION OF ENERGY, TECHNOLOGY ABSORPTION, FOREIGN EXCHANGE EARNINGS AND OUTGO

The information required under Section 217(1)(e) of the Companies Act, 1956 read with the Companies (Disclosure of Particulars in the Report of the Board of Directors) Rules, 1988 is as under:

1.	Conservation of Energy:-

The operation of your Company is not energy intensive. Adequate measures have however been taken to reduce energy consumption by using energy efficient computer equipments incorporating latest technologies.

2.	Technologies Absorption

Since technology related to internet portal business is constantly evolving, continuous investments and improvements are being made to the content, community and commerce offerings made to the customers. The investments are classified as deferred revenue expenditure and amortized.

3.	Foreign Exchange Earnings and outgo

Foreign exchange earned by the Company in the fiscal year ended March 31, 2012 was 21 million (Previous year 23 million) and the foreign exchange outgo in the same period was 78 million (Previous year 76 million).

10.	ACKNOWLEDGEMENTS

The Directors place on record their appreciation for the dedicated services rendered by the employees of our Company and acknowledge the cooperation extended by our Company’s bankers.

On behalf of Board of Directors

Place: Mumbai, India	/s/ Ajit Balakrishnan
Date : August 14, 2012	Chairman and Managing Director

AUDITORS’ REPORT

TO THE MEMBERS OF

REDIFF.COM INDIA LIMITED

1.

We have audited the attached Balance Sheet of REDIFF.COM INDIA LIMITED (“the Company”) as at 31st March, 2012, the Statement of Profit and Loss and the Cash Flow Statement of the Company for the year ended on that date, annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit.

2.	We conducted our audit in accordance with the auditing standards generally accepted in India. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by the Management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3.	As required by the Companies (Auditor’s Report) Order, 2003 (CARO) issued by the Central Government in terms of Section 227(4A) of the Companies Act, 1956, we give in the Annexure a statement on the matters specified in paragraphs 4 and 5 of the said Order.

4.	Further to our comments in the Annexure referred to in paragraph 4 above, we report that:

(i)	we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit;

(ii)	in our opinion, proper books of account as required by law have been kept by the Company so far as it appears from our examination of those books;

(iii)	the Balance Sheet, the Statement of Profit and Loss and the Cash Flow Statement dealt with by this report are in agreement with the books of account;

(iv)	in our opinion, the Balance Sheet, the Statement of Profit and Loss and the Cash Flow Statement dealt with by this report are in compliance with the Accounting Standards referred to in Section 211(3C) of the Companies Act, 1956;

(v)	in our opinion and to the best of our information and according to the explanations given to us, the said accounts give the information required by the Companies Act, 1956 in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

(a)	in the case of the Balance Sheet, of the state of affairs of the Company as at 31st March, 2012;

(b)	in the case of the Statement of Profit and Loss, of the loss of the Company for the year ended on that date and

(c)	in the case of the Cash Flow Statement, of the cash flows of the Company for the year ended on that date.

5.

On the basis of the written representations received from the Directors as on 31st March, 2012 taken on record by the Board of Directors, we report that none of the Directors is disqualified as on 31st March, 2012 from being appointed as a director in terms of Section 274(1)(g) of the Companies Act, 1956.

For DELOITTE HASKINS & SELLS

Chartered Accountants

(Registration No. 117366W)

/s/ Saira Nainar

Partner

(Membership No. 40081)

Mumbai, August 14, 2012

ANNEXURE TO THE AUDITORS’ REPORT

(Referred to in paragraph 3 of our report of even date)

(i)	The nature of the Company’s business/ activities during the year is such that clauses (ii), (vi), (viii), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xviii), (xix) and (xx) of paragraph 4 of Companies (Auditor’s Report) Order, 2003 are not applicable to the Company.

(ii)	In respect of its fixed assets:

(a)	The Company has maintained proper records showing full particulars, including quantitative details and situation of fixed assets.

(b)	Physical verification of fixed assets was carried out during financial year 2009-10 by the management, in accordance with the established system of periodical verification of fixed assets once in three years. In our opinion, the frequency of verification is reasonable, considering the size of the Company and the nature of its assets. According to the information and explanations given to us, no material discrepancies were noticed on such verification.

(c)	The fixed assets disposed off during the year, in our opinion, do not constitute a substantial part of the fixed assets of the Company and such disposal has, in our opinion, not affected the going concern status of the Company.

(iii)	According to the information and explanation given to us, the Company has not granted or taken any loans, secured or unsecured, to or from companies, firms or other parties covered in the register maintained under section 301 of the Companies Act, 1956. Therefore, the provisions of paragraph 4 (iii) (a) to (g) of the Order are not applicable to the Company.

(iv)	In our opinion and according to the information and explanations given to us, there are adequate internal control systems commensurate with the size of the Company and the nature of its business for the purchase of fixed assets and sale of services. The nature of the Company’s business is such that it does not involve purchase of inventories and sale of goods. During the course of the audit we have not observed any continuing failure to correct major weaknesses in such internal control system.

(v)	In respect of contracts or arrangements to be entered in the register maintained in pursuance of Section 301 of the Companies Act, 1956, to the best of our knowledge and belief and according to the information and explanations given to us :

(a)	The particulars of contracts or arrangements referred to in section 301 that needed to be entered in the Register maintained under the said Section have been so entered.

(b)	Where each of such transactions is in excess of 5 lakhs in respect of any party, the transactions have been made at prices which are prima facie reasonable having regard to the prevailing market prices at the relevant time.

(vi)	According to the information and explanations given to us, the Company has not accepted deposits in terms of provisions of Sections 58A and 58AA or other relevant provisions of the Companies Act, 1956. Therefore, the provisions of paragraph 4 (vi) of the Order are not applicable to the Company.

(vii)	In our opinion, the internal audit functions carried out during the year by a firm of Chartered Accountants appointed by the management have been commensurate with the size of the Company and the nature of its business.

(viii)	According to the information and explanations given to us in respect of statutory and other dues:

(a)	The Company has been regular in depositing undisputed statutory dues, including Provident Fund, Investor Education and Protection Fund, Employees State Insurance, Income Tax, Sales Tax, Wealth Tax, Service Tax, Custom Duty, Excise Duty and other material statutory dues as applicable to the Company with the appropriate authorities during the year. There were no undisputed amounts payable on account of the above dues, outstanding as at March 31, 2012 for a period of more than six months from the date they became payable.

(b)	According to the information and explanations given to us, there were no dues on account of Sales Tax, Income Tax, Wealth Tax, Custom Duty, Excise Duty, Service Tax and Cess which have not been deposited as at March 31, 2012 on account of disputes.

(ix)	The Company’s accumulated losses as at March 31, 2012 is not in excess of fifty percent of its net worth. The Company has incurred cash losses during the financial year covered by our audit and in the immediate preceding financial year.

(x)	According to the information and explanations given to us, there were no dues payable by the Company to financial institutions, banks and debenture holders during the year. Therefore, the provisions of paragraph 4 (xi) of the Order are not applicable to the Company.

(xi)	According to the information and explanations given to us, the Company has not granted loans and advances on the basis of security by way of pledge of shares, debentures and other securities. Therefore, the provisions of paragraph 4 (xii) of the Order are not applicable to the Company.

(xii)	According to the information and explanations given to us, during the year the Company has not given any guarantee for loans taken by others from banks and financial institutions. Therefore, the provisions of paragraph 4 (xv) of the Order are not applicable to the Company.

(xiii)	According to the information and explanations given to us, the Company has not availed any term loan. Therefore, the provisions of paragraph 4 (xvi) of the Order are not applicable to the Company.

(xiv)	According to the information and explanations given to us, and on an overall examination of the balance sheet of the Company, funds raised on short-term basis have prima facie not been used during the year for long term investment.

(xv)	According to the information and explanations given to us, the Company has not made any preferential allotment of shares during the year. Therefore, the provisions of paragraph 4 (xviii) of the Order are not applicable to the Company.

(xvi)	According to the information and explanations given to us, the Company has not issued any debentures during the year. Therefore, the provisions of paragraph 4 (xix) of the Order are not applicable to the Company.

(xvii)	According to the information and explanations given to us, during the year the Company has not raised any money through public issue. Therefore, the provisions of paragraph 4 (xx) of the Order are not applicable to the Company.

(xviii)	To the best of our knowledge and belief and according to the information and explanations given to us, no fraud on or by the Company was noticed or reported during the year.

For DELOITTE HASKINS & SELLS
Chartered Accountants
(Registration No. 117366W)

/s/ Saira Nainar Partner (Membership No. 40081)

Mumbai, August 14, 2012

REDIFF.COM INDIA LIMITED

Balance Sheet as at March 31, 2012

	Note	As at March 31, 2012	As at March 31, 2011

I EQUITY AND LIABILITIES

1 Shareholders’ funds
(a) Share capital	3	74,050,890	73,079,000
(b) Reserves and surplus	4	2,469,313,346	2,859,915,673

		2,543,364,236	2,932,994,673
2 Non-current liabilities
(a) Other Long term liabilities	5	15,217,454	13,423,615
(b) Long-term provisions	6	47,553,898	42,185,231

		62,771,352	55,608,846
3 Current liabilities
(a) Trade payables (also refer Note 28)		142,831,002	240,673,627
(b) Other current liabilities	7	160,436,427	153,552,672
(c) Short-term provisions	8	6,365,786	5,627,315

		309,633,215	399,853,614

TOTAL		2,915,768,803	3,388,457,133

II ASSETS

1 Non-current assets
(a) Fixed assets	9
(i) Tangible assets		189,823,760	139,293,690
(ii) Intangible assets		82,762,100	59,760,961
(iii) Intangible assets under development		55,895,954	47,809,442

		328,481,814	246,864,093
(b) Non-current investments	10	349,259,409	626,358,409
(c) Long-term loans and advances	11	192,677,008	166,360,556
		541,936,417	792,718,965
2 Current assets
(a) Trade receivables	12	282,023,912	290,545,422
(b) Cash and cash equivalents	13	1,225,820,352	1,620,349,996
(c) Short-term loans and advances	14	537,506,308	437,978,657

		2,045,350,572	2,348,874,075

TOTAL		2,915,768,803	3,388,457,133

III NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-34

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells
Chartered Accountants

/s/ Saira Nainar	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Partner	Chairman & Managing Director	Director

/s/ Jyoti Ravi Sachdeva
Company Secretary
Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

REDIFF.COM INDIA LIMITED

Statement of Profit and Loss for the year ended March 31, 2012

	Note	For the year ended March 31, 2012	For the year ended March 31, 2011

I Revenue from operations	15	778,703,520	815,626,423

II Other income (net)	16	125,781,805	166,373,272

TOTAL REVENUE		904,485,325	981,999,695

III Expenses:
(a) Employee benefit expenses	17	360,001,736	320,104,792
(b) Depreciation and amortization expenses	9	129,904,528	158,578,971
(c) Operation and other expenses	18	663,542,290	649,484,837

TOTAL EXPENSES		1,153,448,554	1,128,168,600

IV LOSS BEFORE EXCEPTIONAL ITEMS AND TAX		(248,963,229)	(146,168,905)

V Exceptional items
(a) Long-lived assets write off	33	—	4,986,165
(b) Provision for diminution in long-term investment	31	224,059,000	41,700,000

VI LOSS FOR THE YEAR		(473,022,229)	(192,855,070)

VII Earnings per equity share (face value of 5 each ) - Basic and Diluted		(32.02)	(13.19)

VIII NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-34

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells
Chartered Accountants

/s/ Saira Nainar	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Partner	Chairman & Managing Director	Director

/s/ Jyoti Ravi Sachdeva
Company Secretary
Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

REDIFF.COM INDIA LIMITED

Cash Flow Statement for the year ended March 31, 2012

		For the year ended March 31, 2012	For the year ended March 31, 2011

Cash flows from operating activities
(Loss) before taxes		(473,022,229)	(192,855,070)
Adjustments for:			—
Depreciation and amortisation		129,904,528	158,578,971
Employee stock option expenses		22,081,783	10,526,617
Long lived assets written off		—	4,986,165
Provision for diminution in investment		224,059,000	41,700,000
Interest income		(124,024,315)	(144,775,395)
Provision for doubtful debts		—	(8,332,950)
(Profit) loss on sale of Investment		5,040,000	(1,200)
(Profit) / Loss on sale of property, plant and equipment		248,131	(8,622)
Unrealised exchange difference		3,948,145	107,709

Operating loss before working capital changes		(211,764,957)	(130,073,775)

Changes in working capital:
Trade Receivables		9,549,613	(58,575,329)
Loans and advances		162,991	(18,566,260)
Trade payables , other liabilities and provisions		(117,263,481)	19,424,375

Cash used in operating activities		(319,315,834)	(187,790,989)

Taxes paid, net of refund		(1,855,651)	61,116,835

Net cash used in operating activities		(321,171,485)	(126,674,154)

Cash flows from investing activities
Payments to acquire fixed assets		(212,634,402)	(164,395,992)
Proceeds from sale of property, plant and equipment		864,022	477,500
Proceeds from sale investment		48,000,000	1,200
Payments for purchase of investment		—	(13,153,409)
Loan given to Rediff.com India Ltd. Employee Trust		—	(60,652,510)
Loan given to Vubites India Pvt. Ltd.		(95,000,000)	(151,879,601)
Interest income received		124,102,212	144,699,268

Net cash used in investing activities		(134,668,168)	(244,903,544)

Cash flows from financing activities
Net proceeds from issue of equity shares		61,310,009	—

Cash flows from financing activities		61,310,009	—

Net increase / (decrease) in cash and cash equivalents		(394,529,644)	(371,577,698)
Cash and cash equivalents at the beginning of the year		1,620,349,996	1,991,927,695
Cash and cash equivalents at the end of the year		1,225,820,352	1,620,349,996

Note : Cash and cash equivalents include:

Cash on hand		11	43,119
Bank balances		1,225,608,212	1,620,210,846

Cash and cash equivalents		1,225,608,223	1,620,253,965
Effect of exchange rate changes		212,129	96,031

Cash and cash equivalents restated		1,225,820,352	1,620,349,996

NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-34

In terms of our report attached. For Deloitte Haskins & Sells	For and on behalf of the Board of Directors
Chartered Accountants

/s/ Saira Nainar	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Partner	Chairman & Managing Director	Director

/s/ Jyoti Ravi Sachdeva
Company Secretary
Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

1.	CORPORATE INFORMATION

Rediff.com India Limited (“Rediff” or “the Company”) is in the business of providing online internet based services, focusing on India and the global Indian community. Its websites consists of matters relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger, e-commerce, broadband wireless content and mobile value-added services to mobile phone subscribers in India.

2.	SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of preparation of financial statements

The financial statements are prepared under the historical cost convention, on an accrual basis of accounting in accordance with the accounting principles generally accepted in India (‘Indian GAAP’) and comply with the Companies (Accounting Standards) Rules, 2006 (as amended) and relevant provisions of Companies Act, 1956 (‘the Act’).

b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Differences between actual results and estimates are recognised in the periods in which the results materialise or are known.

c)	Revenue recognition

Revenues comprise of revenues from online advertising and fee based services. Online advertising includes advertisement and sponsorships. Fee based services include e-commerce, subscription services and mobile value-added services. E-commerce revenues primarily comprise of commission earned on sale of items to customers who shop online while subscription services comprise of subscriptions received for using e-mail, matchmaker and other subscriber services. Mobile value-added services include revenues derived from mobile operators based on value added text messages received and sent by mobile subscribers over their mobile phones.

Online advertising

Advertisement and sponsorship income is derived from customers who advertise on the Company’s website or to whom direct links from the Company’s website to their own websites are provided.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

Revenue from advertisement and sponsorships is recognised ratably based on the delivery over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company’s website, which generally provide users with direct links to sponsor websites. These revenues are recognised ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions or clicks or leads or times that an advertisement appears in pages viewed by users of the Company’s website. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

Fee based services

Online shopping revenue primarily consists of commission from the sale of books, music, apparel, confectionery, gifts and other items to retail customers who shop at the Company’s online store. The Company recognises as revenues the commission earned on these transactions and shipping costs recovered from customers.

Subscription service revenues primarily include income from various paid email, web hosting and other service products that cater to a cross section of the Company’s registered user base. The revenue for subscription based service products is deferred and recognised ratably over the period of subscription.

Subscription revenues are also derived from providing mobile value added services (MVAS) such as e-mail and other related products to mobile phone users. The Company contracts with third party mobile operators for sharing revenues from these services. SMS based revenues are recognised when the service is performed.

d)	Tangible assets, intangibles, depreciation and amortisation

Tangible Assets

Tangible assets are stated at cost less accumulated depreciation. The Company depreciates tangible assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	10 years
Computer equipment	3 years
Office equipment	3 to 10 years
Vehicles	8 years
Leasehold improvements	6 years

The effective rates of depreciation based on the estimated useful life of the tangible assets is higher than the rates as prescribed under Schedule XIV to the Companies Act, 1956. Individual assets costing less than Rs.5,000 are depreciated in full in the year of acquisition.

Intangible Assets

Intangible Assets are stated at cost less accumulated amortisation. Software includes costs incurred in the operations stage that provides additional functions or features to the Company’s website, accounting and monitoring software. These are amortised over their estimated useful life of one to three years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

e)	Impairment of assets

The carrying values of assets of the Company’s cash-generating units are reviewed for impairment annually or more often if there is an indication of decline in value. If any indication of such impairment exists, the recoverable amounts of those assets are estimated and impairment loss is recognised, if the carrying amount of those assets exceeds their recoverable amount. The recoverable amount is the greater of the net selling price and their value in use. Value in use is arrived at by discounting the estimated future cash flows to their present value based on appropriate discount factor.

f)	Investments

Investments classified as long-term investments are stated at cost. Provision is made to recognise a decline, other than temporary, in the value of such investments. Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition.

g)	Employee benefits

(i) Short term

Short term employee benefits are recognised as an expense at the undiscounted amount expected to be paid over the period of services rendered by the employees to the Company.

(ii) Long term

The Company has both defined-contribution and defined-benefit plans.

•	Defined-contribution plans

These are plans in which the Company pays pre-defined amounts to separate funds and does not have any legal or informal obligation to pay additional sums. These comprise of contributions to the employees’ provident fund and family pension fund. The Company’s payments to the defined-contribution plans are reported as expenses during the period in which the employees perform the services that the payment covers.

•	Defined-benefit plans

The obligation for the unfunded defined-benefit gratuity is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gain and losses are recognised in full in the Statement of Profit and Loss for the period in which they occur.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

(iii) Other employee benefits

Compensated absences which accrue to employees and which can be carried to future periods but are expected to be encashed or availed in twelve months immediately following the year end are reported as expenses during the year in which the employees perform the services that the benefit covers and the liabilities are reported at the undiscounted amount of the benefits after deducting amounts already paid. Where there are restrictions on availment of encashment of such accrued benefit or where the availment or encashment is otherwise not expected to wholly occur in the next twelve months, the liability on account of the benefit is actuarially determined using the projected unit credit method

h)	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Monetary items of assets and liabilities denominated in a foreign currency are translated using the exchange rates prevailing at the date of Balance Sheet. Exchange gains / losses on account of exchange difference either on settlement or translation are recognised in the Statement of Profit and Loss.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

i)	Stock based compensation

The Company accounts for compensation expense under the Employee Stock Option schemes using the intrinsic value method as per the Guidance Note “Accounting for Employee Share-based Payments” issued by the Institute of Chartered Accountants of India.

j)	Earnings per share

Basic earnings per equity share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year. Diluted earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year as adjusted for the effects of all potential equity shares on account of stock options outstanding. For the purpose of Earnings Per Share calculations, ADRs are converted to equity shares.

k)	Taxes

Income taxes comprise both current and deferred tax.

Current income tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws. Deferred tax is accounted for by computing the tax effect of timing differences, which arise during the year and reverse in subsequent periods. Deferred tax assets on account of accumulated losses, unabsorbed depreciation and other items are recognised only to the extent that there is virtual certainty of realisation of such assets in future.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

Advance taxes and provisions for current income taxes are presented in the balance sheet after off-setting advance tax paid and income tax provision arising in the same tax jurisdiction and the Company intends to settle the asset and liability on a net basis.

l)	Cash and cash equivalent

The Company considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less and that are readily convertible to known amounts of cash to be cash equivalents.

Cash and cash equivalents consist of cash on hand, balances in current accounts, deposits with banks which are unrestricted as to withdrawal and use.

m)	Research and development expenses

Revenue expenditure pertaining to research is charged to the Statement of Profit and Loss. Development costs of products are also charged to the Statement of Profit and Loss unless a product’s technological feasibility has been established, in which case such expenditure is capitalised. The amount capitalised comprises expenditure that can be directly attributed or allocated on a reasonable and consistent basis to creating, producing and making the asset ready for its intended use. Fixed assets utilised for research and development are capitalised and depreciated in accordance with the policies stated for Tangible Fixed Assets and Intangible Assets.

n)	Leases

Leasing of assets whereby the lessor essentially remains the owner of the asset is classified as operating leases. The payments made by the Company as lessee in accordance with operational leasing contracts or rental agreements are expensed proportionally during the lease or rental period respectively. Any compensation, according to agreement, that the lessee is obliged to pay to the lessor if the leasing contract is terminated prematurely is expensed during the period in which the contract is terminated.

o)	Provisions and Contingencies

A provision is recognized when the Company has a present obligation as a result of past event and it is probable that an outflow of resources will be required to settle the obligation, in respect of which reliable estimate can be made. Provisions (excluding retirement benefits) are not discounted to its present value and are determined based on best estimate required to settle the obligation at the balance sheet date. These are reviewed at each balance sheet date and adjusted to reflect the current best estimates. Contingent liabilities are not recognized but are disclosed in the notes to the financial statement. A contingent asset is neither recognized nor disclosed.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

3.	SHARE CAPITAL

	As at march 31, 2012		As at march 31, 2011
	Number		Number
Authorised
Equity Shares of 5 each	24,000,000	120,000,000	24,000,000	120,000,000

Issued, Subscribed and Fully Paid up

Equity Shares of 5 each fully paid	14,810,178	74,050,890	14,615,800	73,079,000

a.	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at march 31, 2012		As at march 31, 2011
	Number		Number
At the beginning of the year	14,615,800	73,079,000	14,615,800	73,079,000
Shares issued during the year (on account of Stock Options exercised)	194,378	971,890	—	—

Outstanding at the end of the period	14,810,178	74,050,890	14,615,800	73,079,000

b.	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at march 31, 2012		As at march 31, 2011
	Number		Number
Rediff.com India Limited Employee Trust, a Trust controlled by the Board of the Company	1,015,000	5,075,000	1,015,000	5,075,000

c.	Details of shares held by each shareholder holding more than 5% shares:

	As at march 31, 2012		As at march 31, 2011
Name of shareholder	Number	% Holding	Number	% Holding
Rediffusion Holdings Private Limited	2,200,002	14.85%	2,200,002	15.05%
Draper-India International	2,200,002	14.85%	2,200,002	15.05%
Edelwiess Finance & Investments Limited	1,523,000	10.28%	1,523,000	10.42%
Diwan Arun Nanda	1,244,740	8.40%	1,244,740	8.52%
Ajit Balakrishnan	1,100,190	7.43%	1,100,190	7.53%
Rediff.com India Limited Employee Trust	1,015,000	6.85%	1,015,000	6.94%

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

d.	Terms / rights attached to equity shares:

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

Holders of ADS are not entitled to attend or vote at shareholders meetings. Holders of ADS may exercise voting rights with respect to ordinary shares represented by ADS only in accordance with the provisions of the Company’s deposit agreement and Indian Law. Each ADS represents one half of an equity share.

4.	RESERVES AND SURPLUS

Reserves and surplus consist of the following reserves:

	As at March 31, 2012	As at March 31, 2011

Securities premium account
Opening balance	3,370,524,341	3,370,524,341
Addition during the year (On account of Stock Options exercised)	60,338,119	—
Closing balance	3,430,862,460	3,370,524,341

Stock option outstanding account
Opening balance	94,449,475	83,922,858
Amounts recorded on grants during the year	22,081,783	10,526,617
Closing balance	116,531,258	94,449,475

(Deficit) in the statement of profit and loss
Opening balance	(605,058,143)	(412,203,073)
Deficit during the year	(473,022,229)	(192,885,070)
Closing balance	(1,078,080,372)	(605,058,143)

Total	2,469,313,346	2,859,915,673

5.	OTHER LONG-TERM LIABILITIES (UNSECURED)

Other long-term liabilities consist of the followings:

	As at March 31, 2012	As at March 31, 2011

Income received in advance	10,938,652	9,227,501
Deposits from employees	2,009,790	2,091,190
Other liabilities	2,269,012	2,104,924

Total	15,217,454	13,423,615

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

6.	LONG – TERM PROVISIONS

Long –term provisions consist of following:

	As at March 31, 2012	As at March 31, 2011

Provision for employee benefits:
Gratuity (unfunded)	21,713,975	19,183,083
Compensated absence (unfunded)	25,839,923	23,002,148

Total	47,553,898	42,185,231

7.	OTHER CURRENT LIABILITIES

Other current liabilities consist of the followings:

	As at March 31, 2012	As at March 31, 2011

Capital creditors	1,538,606	1,589,296
Advance received from customers	50,461,890	8,511,491
Income received in advance	50,735,433	47,678,783
Statutory liabilities
Tax deducted at source Payable	4,970,698	4,355,665
Service Tax Payable	3,404,410	36,111,696
Others	2,682,055	3,309,851
Other payables to related parties (unsecured):
India Abroad Publication Inc.	—	11,124,083
Rediff.com Inc.	34,017,791	29,923,833
Rediff Holding Inc.	6,111,202	5,343,540
Value Communication Corporation	6,514,342	5,604,434

Total	160,436,427	153,552,672

8.	SHORT – TERM PROVISIONS

Short-term provisions consist of the followings:

	As at March 31, 2012	As at March 31, 2011

Provision for employee benefits:
Gratuity (unfunded)	1,782,747	1,548,997
Compensated absence (unfunded)	4,583,039	4,078,318

Total	6,365,786	5,627,315

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

9.	FIXED ASSETS

Fixed assets consist of the followings: (Amount in )

Description	Gross Block				Depreciation/Amortisation				Net Block
	As at 01/04/2011	Additions	Deletions	As at 31/03/2012	As at 01/04/2011	Additions	Deletions	As at 31/03/2012	As at 31/03/2012	As at 31/03/2011
Tangible assets
Furniture and fixture	18,353,774	2,188,561	—	20,542,335	(17,328,403)	(754,273)	—	(18,082,676)	2,459,659	1,025,371
Computer	1,266,492,011	129,674,418	(27,749,420)	1,368,417,009	(1,143,745,917)	(88,933,879)	27,666,260	(1,205,013,536)	163,403,473	122,746,094
Office equipment	14,188,844	2,527,172	—	16,716,016	(9,959,258)	(1,316,097)	—	(11,275,355)	5,440,660	4,229,586
Vehicle	14,911,227	—	(1,800,857)	13,110,370	(4,196,288)	(1,807,484)	774,862	(5,228,910)	7,881,460	10,714,939
Leasehold improvement	12,936,007	12,054,378	—	24,990,385	(12,358,307)	(1,993,570)	—	(14,351,877)	10,638,508	577,700

Total tangible assets	1,326,881,863	146,444,529	(29,550,277)	1,443,776,115	(1,187,585,173)	(94,805,303)	28,441,122	(1,253,952,354)	189,823,760	139,293,690

Previous year	1,230,900,904	107,439,062	(11,458,103)	1,326,881,863	(1,072,537,568)	(125,766,320)	10,715,715	(1,187,588,173)	139,269,690	—
Intangible assets
Software	107,247,350	58,100,369	—	165,347,719	(47,486,389)	(35,099,225)	—	(82,585,614)	82,762,100	59,760,961

Total intangible assets	107,247,350	58,100,369	—	165,347,719	(47,486,389)	(35,099,225)	—	(82,585,614)	82,762,100	59,760,961

Previous year	125,248,022	42,493,230	(60,493,902)	107,247,350	(70,453,372)	(32,812,651)	55,779,634	(47,486,389)	59,760,961	—
Intangible assets under development	—	—	—	—	—	—	—	—	55,895,954	47,809,442

Grand Total	1,434,129,213	204,544,898	(29,550,277)	1,609,123,834	(1,235,074,562)	(129,904,528)	28,441,122	(13,36,537,968)	328,481,814	246,864,093

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

10.	NON-CURRENT INVESTMENTS

Non – current investments consists of the following:

	Face Value	No	As at March 31, 2012	As at March 31, 2011

Trade investments
A—Others, Fully paid equity shares (unquoted)
Traveljini.com Limited	10	88,350	60,300,253	60,300,253
Tachyon Technologies Pvt. Ltd.	10	13,177	41,700,000	41,700,000
Vakow Technologies Pvt. Ltd.	10	500,000	5,000,000	5,000,000
Imere Technologies Pvt. Ltd.	10	7,857	15,000,000	15,000,000
BigSlick Infotech Pvt. Ltd.	1	59,230	4,000,000	4,000,000
Eterno Infotech Pvt. Ltd.	10	466,000	—	53,040,000

			126,000,253	179,040,253

B—Subsidiary companies,
Fully paid equity shares (unquoted)
Rediff Holding Inc., USA	$0.0001	11,066,667	1,134,483,000	1,134,483,000
Value Communication Corporation, USA	No par value	12,000,000	340,609,949	340,609,949
Vubites India Pvt. Ltd.	1	1,000,000	13,153,409	13,153,409

			1,488,246,358	1,488,246,358

Total (A+B)			1,614,246,611	1,667,286,611

Less Provision for diminution in value of investments			1,264,987,202	1,040,928,202

Net investments			349,259,409	626,358,409

Book value of unquoted investments (net of provisions for diminution) – 349,259,409.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

11.	LONG –TERM LOANS AND ADVANCES (Unsecured)

Long – term loans and advances consists of the following:

	As at March 31, 2012	As at March 31, 2011

Considered Good
Rent deposits	27,623,291	11,241,831
Loans to employees	2,589,803	2,428,576
Recoverable taxes (net of provision of 2,075,691 as at March 31, 2011 and 2012)	146,709,392	144,937,131
Prepaid expenses	15,754,522	7,753,018

Total	192,677,008	166,360,556

12.	TRADE RECEVABLES (UNSECURED)

Trade receivables consist of the following:

	As at March 31, 2012	As at March 31, 2011

(a) Over six months from the date they were due for payments
(i) Considered good	15,868,481	954,215
(ii) Considered doubtful	141,874,395	162,217,058

	157,742,876	163,171,273

(b) Others
Considered good	266,155,431	289,591,207

	266,155,431	284,961,607

Total (a+b)	423,898,307	452,762,480

Less: Provision for doubtful debts	141,874,395	162,217,058

	282,023,912	290,545,422

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

13.	CASH AND CASH EQUIVALENT

Cash and cash equivalent consist of the following:

	As at March 31, 2012	As at March 31, 2011

(a) Cash and cash equivalents
Balances with banks
In current account	83,485,460	57,608,839
In EEFC account	478,486	12,437,007
Cash on hand	11	43,119

	83,963,957	70,088,965

(b) Other
In deposits account	1,141,856,395	1,550,261,031

	1,141,856,395	1,550,261,031

Total (a+b)	1,225,820,352	1,620,349,996

14.	SHORT-TERM LOANS AND ADVANCES (UNSECURED, CONSIDRED GOOD)

Short-term loans and advances consist of the following:

	As at March 31, 2012	As at March 31, 2011

Supplier advances	2,202,907	23,138,589
Rent deposits	15,008,900	30,975,000
Loan to employees	2,841,938	2,847,850
Prepaid expenses	39,643,679	26,913,799
Other loans and advances	614,023	1,221,288
Loans and advances to related parties:
Vubites India Pvt. Ltd.	246,879,601	151,879,601
Rediff.com India Ltd. Employee Trust	201,002,530	201,002,530
India Abroad Publication Inc.	29,312,731	—

	477,194,862	352,882,131

Total	537,506,308	437,978,657

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

15.	REVENUE FROM OPERATIONS

Revenue from operations consists of the following:

	For the year ended March 31, 2012	For the year ended March 31, 2011

Online advertising	600,696,790	628,037,375
Fee based services	178,006,730	187,589,048

Total	778,703,520	815,626,423

16.	OTHER INCOME (NET)

Other income (net) consists of the following:

	For the year ended March 31, 2012	For the year ended March 31, 2011

Interest income:
Interest on fixed deposits	124,024,315	144,775,395
Interest on income-tax refund	1,652,586	9,260,678
Interest others	104,904	99,790
Miscellaneous Income Provision for doubtful debts written back	— —	3,904,459 8,332,950

Total	125,781,805	166,373,272

17.	EMPLOYEE BENEFIT EXPENSES

Employee benefit expenses consist of the following:

	For the year ended March 31, 2012	For the year ended March 31, 2011

Salaries and wages	312,057,334	285,673,330
Contribution to provident fund	12,490,859	11,458,609
Gratuity	4,652,480	4,428,204
ESOP compensation costs	22,081,783	10,526,617
Staff welfare expenses	8,719,280	8,018,032

Total	360,001,736	320,104,792

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

18.	OPERATION AND OTHER EXPENSES

Operation and other expenses consist of the following:

	For the year ended March 31, 2012	For the year ended March 31, 2011

Content Charges	18,482,546	15,789,044
Domain registration charges	18,609,902	18,516,800
Subscription and SMS based costs	41,449,130	34,820,829
E-Commerce – Courier, Freight & Forward	34,168,168	26,798,004
Bandwidth	171,993,006	189,374,649
Software Usage charges	25,063,307	27,292,039
Product development charges	36,994,256	61,012,784
Advertising	83,818,860	77,050,863
Market support	30,645,253	21,878,759
Rent and amenities	48,187,437	40,815,123
Electricity charges	7,429,503	6,249,553
Telecommunication	4,115,574	4,943,707
Repairs and maintenance:
Computers	31,557,588	27,930,280
Others	1,799,970	1,789,707
Insurance	8,020,438	6,971,072
Travel and conveyance	37,523,268	33,836,442
Rates and taxes	265,890	314,167
Foreign exchange loss	4,415,676	793,102
Bank Charges	3,889,841	3,541,088
Provision for doubtful debts
Write back of provision (20,342,663)		—
Bad debts written off 20,342,663	—	—
Legal and professional fees	26,832,908	26,317,104
Loss on sale of fixed assets	248,131	(8,622)
Loss on sale of long-term investments	5,040,000	—
Other Miscellaneous expenses	22,991,639	23,458,343

Total	663,542,290	649,484,837

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

19.	AUDITOR’S REMUNERATION

	2011-12	2010-11
(i) For service as auditors	1,500,000	1,000,000
(ii) For taxation matters	1,200,000	1,200,000
(iii) For other services (US GAAP, SOX and other SEC matters)	6,050,000	5,550,000
(iv) For reimbursement of expenses	90,147	56,932
(v) For service tax*	1,070,185	804,114

	9,910,332	8,611,046

Auditors’ remuneration includes fees of 10 lacs (2011: 10 lacs) payable/ paid for professional services to a firm of chartered accountants in which some partners of the firm of statutory auditors are partners.

*	Service tax credit has been availed.

20.	RETIREMENT BENEFIT PLAN

Defined – Benefit Plans

The Company offers its employees unfunded defined-benefit plan in the form of gratuity. This plan provides for a lump-sum payment to be made to vested employees at retirement, death or termination of employment. Commitments are actuarially determined at year-end. Actuarial valuation is done based on “Projected Unit Credit” method. Gains and losses of changed actuarial assumptions are charged to the Statement of Profit and Loss.

Defined benefit commitments:

	2011-12	2010-11
Benefit obligation at the beginning of the year	20,732,081	17,342,909
Actuarial (gain)	(1,268,229)	(735,240)
Current service cost	3,992,710	3,502,374
Interest cost	1,927,999	1,661,070
Benefits paid	(1,887,839)	(1,039,032)
Benefit obligation at the end of the year	23,496,722	20,732,081

Expenses on defined benefit plan:

	2011-12	2010-11
Service cost	3,992,710	3,502,374
Interest cost	1,927,999	1,661,070
Recognised net actuarial (gain)	(1,268,229)	(735,240)
Net gratuity cost	4,652,480	4,428,204

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

The actuarial calculations used to estimate defined benefit commitments and expenses are based on the following assumptions which if changed, would affect the defined benefit commitment’s size and expense:

	2011-12	2010-11
Rate for discounting liabilities	8.55%	8.05%
Salary escalation rate	7.00%	10% for first year and 7% thereafter
Expected rate of return on assets	0.0%	0.0%
Mortality rates	LIC 1994-96 mortality table	LIC 1994-96 mortality table

The estimate of future salary increase, considered in the actuarial valuation, take account of inflation, seniority, promotion, and other relevant factors. The above information is certified by the actuary.

Experience adjustment:

	2011-12	2010-11
Defined benefit obligation	23,496,723	20,732,081
(Deficit)	(23,496,723)	(20,732,081)
Experience adjustment on plan liabilities	(55,456)	(1,058,085)

Defined-Contribution Plans

The Company makes contribution towards provident fund and family pension fund to a defined contribution retirement benefit plan for qualifying employees. The provident fund and pension fund are administered by the Government of India. Under the schemes, the Company is required to contribute a specified percentage of salary to the retirement benefit schemes to fund the benefits. A sum of 12,490,859 (Previous Year 11,458,609) has been charged to the revenue account in this respect.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

21.	EMPLOYEE STOCK OPTION PLANS (ESOP)

(a)	2002 Stock Option Plan (2002 ESOP)

In January 2002, the Board of directors approved the 2002 Stock Option Plan (“2002 ESOP”) which provide for the grant of incentive stock options and non-statutory stock options to the Company’s employees. All options under these plans are exercisable for the ADRs of the Company. A total of 280,000 of the Company’s equity shares were reserved for issuance pursuant to 2002 ESOP.

	2002 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	62,375
Granted	10,500	1,129
Exercised	(55,125)	226
Options outstanding, end of period	17,750		110 to 980	6.2

Options exercisable as at March 31, 2012, were 7,250 (Weighted average exercise price 446).

(b)	2004 Stock Option Plan (2004 ESOP)

In June 2004, the Board of directors approved the 2004 Stock Option Plan (“2004 ESOP”) for grant of stock options to the Company’s employees. A total of 358,000 equity shares were reserved for issuance under the plan.

	2004 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	240,740
Exercised	(99,503)	469
Forfeited	(5,750)	264
Options outstanding, end of period	135,487		251 to 1,279	4.6

Options exercisable as at March 31, 2012, were 98,987 (Weighted average exercise price 700).

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

(c)	2006 Stock Option Plan (2006 ESOP)

The 2006 Stock Option Plan (“2006 ESOP”) was adopted and approved by the Compensation committee on June 20, 2006 in accordance with the approval granted by shareholders on March 31, 2006. A total of 485,000 equity shares were approved for issuance under the plan.

	2006 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	532,188
Granted	47,000	672
Exercised	(39,750)	269
Forfeited	(23,000)	341
Options outstanding, end of period	516,438		10 to 1,279	6.9

Options exercisable as at March 31, 2012, were 275,063 (Weighted average exercise price 584).

(e)	Method used for accounting for share based payment plan:

The Company has used the intrinsic value method to account for the compensation cost of stock option to employees of the company. Intrinsic value is the amount by which the quoted market price of the underlying share exceeds the exercise price of the option. The Company’s equity shares are currently traded on the NASDAQ Global Market in the form of ADSs.

(f)	Fair Value Methodology:

The fair value of options used to compute pro forma net income and earnings per equity share have been estimated on the date of grant using Black-Scholes model.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

	2011-12	2010-11
Net loss as reported	(473,022,229)	(192,855,070)
Add: Stock-based employee compensation	22,081,783	10,526,617
Less: Stock- based compensation expenses determined under fair value method (Proforma) #	37,849,478	31,365,390
Proforma net loss	(488,789,924)	(213,693,843)

Loss per share
Basic – as reported	(32.02)	(13.19)
– Proforma	(33.08)	(14.62)

Diluted – as reported	(32.02)	(13.19)
– Proforma	(33.08)	(14.62)

# includes stock based compensation cost in respect of stock options issued prior to implementation of Guidance Note on Accounting for Employee Share-based Payments adopted by the Company with effect from April 1, 2006.

The key assumptions used in Black-Scholes model for calculating fair value are: risk-free interest rate: 1.23% to 2.84%, expected life: 5.5 to 7 years, expected volatility of shares: 78.36% to 81.98% and expected growth life in dividend: 0%.

22.	SEGMENT REPORTING

The Company operates in a single business segment known as “India Online Business” and hence disclosure of segment information as per Accounting Standard 17 on Segment Reporting has not been presented.

23.	RELATED PARTY DISCLOSURES

I.	Names and relationships of related parties

a.	Subsidiary Companies:

Rediff Holdings, Inc.

Value Communications Corporation (“Valucom”)

Vubites India Private Limited (“Vubites”)

b.	Indirect subsidiaries:

Rediff.com, Inc.

India Abroad Publication,Inc.

India in New York Inc.

c.	Associate Companies:

Tachyon Technology Private Limited (“Tachyon”)

Eterno Infotech Private Limited (“Eterno”)

Imere Technology Private Limited (“Imere”)

BigSlick Infotech Private Limited (“BigSlick”)

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

d.	Key Management Personnel:

Mr. Ajit Balakrishnan                                     Chairman and Managing Director

e.	Enterprise over which key management personnel are able to exercise significant influence:

Rediff.com India Employee Trust (“ESOP Trust”)

Rediffussion Holdings Private Limited

RDY&R Private Limited (“RDY&R”)

Quintrol Technologies Private Limited

Ajit Balakrishnan Estate and Securities Private Limited

Transactions with Related Parties during the year and balances outstanding as at March 31, 2012:

Name of the Related party	Transactions	2011-12	2010-11
Value Communications Corporation	Payable as at year end, net	6,514,342	5,604,434
India abroad Publications, Inc.	Expenses incurred and other reimbursements by India Abroad Publication Inc on behalf of the Company	5,933,436	14,831,552

	Expenses incurred and other reimbursements by the Company on behalf of India Abroad Publications, Inc.	8,626,565	3,927,366

	Loans and advances as at year end, net	29,312,731	Nil

	Payable as at year end, net	Nil	11,124,083

Rediff.com, Inc.	Payable as at year end	34,017,791	29,923,833

Rediff Holdings, Inc.	Payable as at year end, net	6,111,202	5,343,540

	Provision for diminution in value of Investment	224,059,000	Nil

Vubites India Private Limited	Investment made during the year	Nil	13,153,409

	Loan given during the year (Interest free)	95,000,000	151,879,601

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

Name of the Related party	Transactions	2011-12	2010-11
	Loan and advances as at year end	246,879,601	151,879,601

Tachyon Technologies Limited	Product development expenses capitalised	6,605,000	7,631,363

	Payable as at year end	645,000	322,627

	Provision for diminution in value of Investment	Nil	41,700,000

ESOP Trust	Loan given during the year (Interest free)	Nil	60,652,510

	Loan and advances as at year end	201,002,530	201,002,530

24.	OBLIGATION TOWARDS OPERATING LEASES

The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

	2011-12	2010-11
Office Premises	44,172,040	36,362,156
Residential flats for accommodation of employees	4,015,397	4,452,967

Total	48,187,437	40,815,123

The minimum annual rental commitments under operating leases are as follows:

	2011-12	2010-11
Not later than one year	21,172,206	19,523,598
Later than one year and not later than five years	8,580,600	6,565,000

Total payments	29,752,806	26,088,598

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

25.	EARNING PER EQUITY SHARES

		2011-12		2010-11
A.	Net (loss) attributable to equity shareholders ( )	(473,022,229)		(192,855,070)
B.	Weighted average number of equity shares outstanding during the year	14,773,635		14,615,800
C.	Potentially dilutive equity share equivalents (stock options)	—		—
D.	Weighted average number of equity shares and potentially dilutive equity share equivalents outstanding	14,773,635		14,615,800
E.	Nominal value of Equity Shares ( )	5.00		5.00
	Basic Earnings per Share ( ) Diluted Earnings per Share ( )	(32.02 (32.02	) )	(13.19 (13.19	) )

Potentially dilutive shares relating to outstanding employee stock option aggregating 255,080 and 324,027 as at March 31, 2011 and 2012 respectively have been excluded from the computation of diluted earnings per share for these periods as their effect would have been anti-dilutive.

26.	CONTINGENCIES AND CAPITAL COMMITMENTS

Contingent liabilities:

The Income tax authorities in India have disallowed certain expenses claimed by the Company for certain years which if confirmed by the appellate authorities will be adjusted against the income tax carry forward losses claimed by the Company and not result in outflow of resources embodying economic benefits.

The Company has lodged appropriate proceedings with the relevant income tax authorities and expects to prevail in the appellate proceedings

The Company is also subject to other legal proceedings and claims, which have arisen in the ordinary course of its business. Those actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect on the results of operations, cash flows or the financial position of the Company.

The Company has not recognized any loss accrual for the litigation disputes as the Company believes that it is probable that it would be successful on resolution of the litigation. The maximum total loss relating to these disputes would be 2,251,040 (previous year 1,964,600) excluding any interest and penalty which amount cannot be reasonably estimated.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

Capital commitments :

	2011-12	2010-11
Estimated amount of contracts remaining to be executed on capital account and not provided for	51,292,532	4,867,612

27.	DERIVATIVE TRANSACTION

The Company has not entered in to any derivative transaction during the years ended March 31, 2012 and 2011.

Foreign exchange currency exposures not hedged by derivative instruments are:

		2011-12		2010-11
Sl. No.	Particulars	Amount $	Amount	Amount $	Amount
1	Amount receivable on account of sale of services	267,766	13,698,908	82,373	3,677,949
2	Creditors payable on account of foreign currency expenditure	30,849	1,578,235	25,084	1,119,992
3	Foreign currency bank balances	9,353	478,500	278,544	12,437,007
4	Amount payable to subsidiary companies	170,345	17,330,604	1,164,512	51,995,890

28.	MICRO AND SMALL ENTERPRISES

The Company has requested its suppliers to confirm the status as to whether they are covered under the Micro, Small and Medium Enterprises Development Act, 2006. The Company has not received intimation from its suppliers under the said Act. In the absence of confirmation from all the suppliers, disclosures, if any relating to amount unpaid as at year end together with interest paid / payable as required under the said Act have not been given.

29.	INCOME IN FOREIGN CURRENCIES

		2011-12	2010-11
(i)	E-commerce services	1,249,139	719,908
(ii)	Media, mobile and others services	19,664,414	22,626,495

	Total	20,913,553	23,346,403

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

30.	EXPENDITURE IN FOREIGN CURRENCIES

Particulars		2011-12	2010-11
(i)	Professional charges	10,440,244	6,274,532
(ii)	Product development	10,697,934	11,763,625
(iii)	Dataline/ internet charges	16,599,776	10,847,050
(iv)	Listing fees	1,441,200	1,339,500
(v)	Software usage charges	19,923,092	19,537,895
(vi)	Purchase of email domains	14,885,239	12,502,957
(vii)	Advertising expenses	1,314,545	11,411,210
(viii)	Market research	102,139	1,378,637
(ix)	Other matters	2,444,337	737,780

	Total	77,848,506	75,793,185

31.	INVESTMENT WRITEOFF AND PROVISION FOR DIMINUTION

The Company regularly reviews its investments for change in market scenarios, uncertainties involved and fitment with long term strategy. During the year ended March 31, 2011, as a result of this review, the Company provided for diminution in the value of its trade investment in Tachyon Technologies Private Limited of 41,700,000 after concluding that such investment was other than temporarily impaired.

During the year ended March 31, 2012, the Company made an impairment provision to recognise the other-than-temporary decline in the value of its investment in its subsidiary company Rediff Holding Inc., USA amounting to 224,059,000.

32.	DEFERRED TAX ASSET

The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits and provisions for bad and doubtful debts. Such deferred tax assets have not been recognised since there is no virtual certainty that sufficient future taxable income will be available against which such deferred tax assets can be realised.

33.	LONG-LIVED ASSET WRITTEN OFF

Due to change in technological environment, the Company abandoned certain development projects included in capital work in progress (CWIP) and recorded an impairment charge of Rs. 4,986,165 in the year ended March 31, 2011.

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

34.	COMPARATIVES

These financial statements have been prepared to comply with the Revised Schedule VI of the Companies Act, 1956 and the previous year figures have been regrouped/ rearranged as necessary to make them comparable with those of the current year.

Statement pursuant to Section 212 of the Companies Act 1956

relating to the Subsidiary Companies

A. Name of the Subsidiary	Rediff Holdings Inc.	Value Communications Corporation	Vubites India Private Ltd.
B.Financial year of the subsidiary ended on	31-Mar-2012	31-Mar-2012	31-Mar-2012

C.The Company’s interest in the subisidiary on the aforesaid date

a) Number of shares held	11,066,667	12,000,000	1,000,000

b) Face Value per share in US dollars	0.0001	No par value	Re. 1/-

c) extent of Holding	100%	100%	100%

D.The net aggregate of Profits/(losses) of the subsidiary so far it concerns the members of the company

a) Not dealt with in the accounts of the company amounted to

1. For the Subsidiary’s financial year ended as in “B” above

Equivalent to INR*	(32,086,938)	Nil	(108,243,740)

2. For the previous financial years of the Subsidiary since it became the Company’s Subsidiary

Equivalent to INR*

b) Dealt with in the accounts of the company amounted to

1. For the Subsidiary’s financial year ended as in “B” above

Equivalent to INR*

2. For the previous financial years of the Subsidiary since it became the Company’s Subsidiary

Equivalent to INR*

*	Exchange rate used : 1 USD = Rs.51.16

Disclaimer:

We have translated the foreign currency amounts in the financial data derived from our Subsidiaries financial statements at the closing rate as on March 31, 2011. The transactions should not be considered as a representation that such foreign currency amounts have been, could have been or could be converted in to Rupees at any particular rate, the rate stated above, or at all

For and on behalf of the Board

Place: Mumbai, India	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Date: August 14, 2012	Chairman & Managing Director	Director

/s/ Jyoti R Sachdeva
Company Secretary

DIRECTORS’ REPORT

To,

The Members of Vubites India Private Limited

Your Directors are pleased to submit the Annual Report of the Company together with the Audited Statement of Accounts for the year ended 31st March 2012.

1.	FINANCIAL AND OPERATING RESULTS

During the year under review, the Company had incurred a loss of Rs. 108 million (Rs. 33 million) after providing for depreciation of Rs.58 million (previous year Rs. 12 million) and the said loss is carried forward to the next year. The Directors are exploring the avenues of carrying on the business of, inter alia, re-selling and placement of advertising across various media.

During the year ended March 31, 2011, Rediff.com India Limited has acquired the entire 100% shareholding of the Company from the existing shareholders and in view of this the Company has become a wholly owned subsidiary of Rediff.com India Limited.

2.	DIVIDEND

Your Directors do not recommend any dividend for the year ended on March 31, 2012.

3.	DEPOSITS

The Company has not accepted any deposits within the meaning of Section 58A of the Companies Act, 1956 during the year under review.

4.	DIRECTORS

Mr. Swasti Bhowmick was appointed as Additional Directors on February 29, 2012 and hold office upto the date of the ensuing Annual General Meeting. The resolution seeking approval of the shareholders for the appointment of Mr. Swasti Bhowmick as Directors has been incorporated in the Notice of the forthcoming Annual General Meeting.

Mr. Jayesh Sanghrajka has resigned as Director of the Company with effect from February 29, 2012.

No director of the Company has been disqualified to be a Director of the Company on account of non compliance with any of the provisions of the Companies Act, 1956.

5.	COMPLIANCE CERTIFICATE

In accordance with Section 383A of the Companies Act, 1956 and Companies (Compliance Certificate) Rules, 2001, the Company has obtained a Certificate from a Secretary in whole time practice confirming that the Company has complied with all the provisions of the Companies Act, 1956 during the period under review and a copy of such certificate is annexed to this Report.

6.	DIRECTORS’ RESPONSIBILITY STATEMENT

Pursuant to the provisions of Section 217(2AA) of the Companies Act, 1956, Directors of your Company wish to state that:

i)	In the preparation of the annual accounts for the year ended on March 31, 2012, the applicable accounting standards have been followed along with proper explanation relating to material departures;

ii)	The directors have selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give true and fair view of the state of affairs of the Company at the end of the said financial year and of the loss of the Company for the year ended as on that date;

iii)	The directors have taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act, 1956 for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

iv)	The directors have prepared the annual accounts for the financial year ended 31st March 2012 on a going concern basis.

7.	INFORMATION PURSUANT TO SECTION 217(2B) OF THE COMPANIES ACT, 1956

There was no buy back of company’s shares during the financial year in terms of provisions of Section 77A (4) of the Companies Act, 1956.

8.	INFORMATION PURSUANT TO SECTION 217(1)(d) OF THE COMPANIES ACT, 1956

There are no material changes and commitments, affecting the financial position of the Company which have occurred between the end of the financial year of the Company to which the balance sheet relates and the date of this report.

9.	INFORMATION PURSUANT TO SECTION 217(1)(e) OF THE COMPANIES ACT, 1956

Information required to be provided under section 217(1)(e) of the Companies Act, 1956 read with the Companies (Disclosure of Particulars in the Report of the Board of Directors) Rules, 1988 in relation to Conservation of Energy and Technology Absorption are currently not applicable to the Company. The details with respect to the Foreign Exchange Earnings and Outgo of the Company for the year ended on 31st March 2012 are given below:

Earnings	:	Nil
Outgo	:	Rs. 3 million (previous year Rs. 0.5 million)

10.	PARTICULARS OF EMPLOYEES UNDER SECTION 217(2A) OF THE COMPANIES ACT, 1956

There was no employee in the Company during the period under review that is in receipt of remuneration in excess of the limits specified in Section 217(2A) of the Companies Act, 1956.

11.	AUDITORS

M/s. Vivek Mistry & Associates, Chartered Accountants, retire at the ensuing Annual General Meeting and being eligible, offer themselves for re-appointment. Your Directors recommend re-appointment of the retiring auditors.

For and on behalf of the Board of Directors

Place : Mumbai Date : August 14, 2012

	/s/ Swasti Bhowmick	/s/ Ashish Mehrotra
	Director	Director

REPORT OF THE AUDITORS TO THE SHAREHOLDERS OF

VUBITES INDIA PRIVATE LIMITED

We have audited the attached Balance Sheet of M/S. VUBITES INDIA PRIVATE LIMITED as at 31st March, 2012 and also the Statement of Profit & Loss for the year ended 31st March, 2012 annexed there to. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with Auditing standards generally accepted in India. Those standards require that we plan and perform audit to obtain reasonable assurance about whether the financial statement are free of material misstatement. An audit includes, examining on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We further report that:

(a)	we have obtained all the information & explanations to the best of our knowledge & belief as was necessary for the audit.

(b)	in our opinion proper books of account as required by law have been kept by the company so far as appears from our examination of such books.

(c)	the Balance Sheet and Statement of Profit & Loss dealt with by this report is in agreement with the books of account.

(d)	in our opinion, the Statement of Profit & Loss and balance sheet comply with the mandatory accounting standards referred to in sub-section (3C) of section 211 of the Companies Act, 1956.

(e)

on the basis of written representation received from the Directors and taken on record by the Board of Directors, we report that none of the Directors is disqualified as on 31st March 2012 from being appointed as a Director in terms of clause (g)of sub-section (1) of section 274 of the Companies Act, 1956.

Contd…

(2)

(f)	in our opinion, and to the best of our information and according to the explanations given to us, the said accounts read together with the notes thereon give the information required by the Companies Act, 1956 in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India :

(i)	in the case of the Balance Sheet of the state of affairs of the company as at 31st March, 2012;

and

(ii)	in the case of the Statement of Profit & Loss, of the loss for the year ended on that date.

For Vivek Mestry & Associates

Chartered Accountants

/s/ Vivek Mestry

Properietor

Firm Registeration no. 115553W

Membership No: 49628

Place: Mumbai

Dated : August 14, 2012

VUBITES INDIA PRIVATE LIMITED

Balance Sheet as at March 31, 2012

( in Rupees)

Particulars	Note No.	As at March 31, 2012	As at March 31, 2011
A EQUITY AND LIABILITIES

1 Shareholders’ funds
(a) Share capital	3	1,000,000	1,000,000
(b) Reserves and surplus	4	(143,182,595)	(34,938,855)

		(142,182,595)	(33,938,855)
2 Non-current liabilities
Long-term provisions	5	2,739,683	1,132,605

		2,739,683	1,132,605
3 Current liabilities
(a) Trade payables	6	13,253,831	14,771,062
(b) Other current liabilities	7	247,525,334	152,073,230
(c) Short-term provisions	8	498,270	127,110

		261,277,436	166,971,402

TOTAL		121,834,524	134,165,152

B ASSETS
1 Non-current assets
(a) Fixed assets	9
(i) Tangible assets		46,393,561	21,228,630
(ii) Intangible assets		61,549,636	100,718,145

		107,943,197	121,946,775
(b) Deferred tax assets (net)		—	285,418
(c) Long-term loans and advances	10	10,057,030	3,258,573

		118,000,227	125,490,766

2 Current assets
(a) Trade receivables	11	—	14,346
(b) Cash and cash equivalents	12	3,764,183	2,071,123
(c) Short-term loans and advances	13	70,114	6,461,642
(d) Other current assets	14	—	127,275

		3,834,297	8,674,386

TOTAL		121,834,524	134,165,152

Significant accounting policies & Notes on financial statements	1-28

In terms of our report attached.	For and on behalf of the Board of Directors
For Vivek Mestry & Associates	For Vubites India Pvt. Ltd
Chartered Accountants

/s/ Vivek Mestry	/s/ Swasti Bhomick	/s/ Ashish Mehrotra
Proprietor	Director	Director

Mumbai, India	Mumbai, India
Date: August 14,2012	Date: August 14,2012

VUBITES INDIA PRIVATE LIMITED

Profit and loss statement for the year ended March 31, 2012

( in Rupees)

Particulars	Note No.	For the year ended March 31, 2012	For the year ended March 31, 2011
1 Revenue from operations	15	581,111	283,309

2 Other income (net)	16	64,565	458,473

TOTAL REVENUE		645,676	741,782

3 Expenses:
(a) Employee benefit expenses	17	34,122,872	17,753,565
(b) Depreciation and amortization expenses	9	58,049,241	12,143,680
(c) Operation and other expenses	18	16,717,303	4,167,297

TOTAL EXPENSES		108,889,416	34,064,542

4 LOSS FOR BEFORE TAX		(108,243,740)	(33,322,760)

Tax Expense
Current tax expense for prior years		—	564

LOSS FOR THE YEAR		(108,243,740)	(33,322,196)

5 Earnings per equity share - Basic and Diluted	26	(108.24)	(33.32)
Significant accounting policies & Notes on financial statements	1-28

In terms of our report attached.	For and on behalf of the Board of Directors
For Vivek Mestry & Associates	For Vubites India Pvt. Ltd
Chartered Accountants

/s/ Vivek Mestry	/s / Swasti Bhomick	/s/ Ashish Mehrotra
Proprietor	Director	Director

Mumbai, India	Mumbai, India
Date: August 14,2012	Date: August 14,2012

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

1.	CORPORATE INFORMATION

Vubites India Private Limited (“Vubites” or “the Company”) is in the business of providing web-based tools that small merchants, who doesn’t have a media planner can create their media plan without any help and a technology and can use to create low cost TV advertisements of their own, which play on television directly at the local level.

2.	SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The financial statements are prepared as per historical cost convention and in accordance with the generally accepted accounting principles in India, the provisions of the Companies Act, 1956, and the applicable Accounting Standards referred to in section 211(3C) of the Companies Act, 1956. All income and expenditure having material bearing on the financial statements are recognised on accrual basis.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Differences between actual results and estimates are recognised in the periods in which the results materialise or are known.

c.	Revenue recognition

The Company offers web-based tools that small merchants can use to create low cost TV ads of their own and in mpeg 2 format, which, play on television directly, a tool where the small merchant who doesn’t have a media planner can create their media plan without any help and a technology to insert TV ads at the local level. Revenue is recognised ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable.

d.	Tangible assets, intangibles, depreciation and amortisation

Tangible Assets

Tangible assets are stated at cost less depreciation. Depreciation on fixed assets other than leasehold improvements is using the straight-line method and in the manner specified under Schedule-XVI of the Companies Act, 1956.

Expenditure on leasehold improvements is amortised equally over a period of lease.

Intangible Assets

Intangible Assets are stated at cost less amortisation. Software includes costs incurred in the operations stage that provides additional functions or features to the Company’s website. These are amortised over their estimated useful life of one to three years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

e.	Impairment of assets

The carrying values of assets of the Company’s cash-generating units are reviewed for impairment annually or more often if there is an indication of decline in value. If any indication of such impairment exists, the recoverable amounts of those assets are estimated and impairment loss is recognised, if the carrying amount of those assets exceeds their recoverable amount. The recoverable amount is the greater of the net selling price and their value in use. Value in use is arrived at by discounting the estimated future cash flows to their present value based on appropriate discount factor.

f.	Employee benefits

(i) Short term

Short term employee benefits are recognised as an expense at the undiscounted amount expected to be paid over the period of services rendered by the employees to the Company.

(ii) Long term

The Company has only defined-benefit plans.

•	Defined-benefit plans

The obligation for the unfunded defined-benefit gratuity is calculated as at the balance sheet date by independent actuaries in a manner that distributes expenses over the employees’ working life and fully provided for. These commitments are valued at the present value of the expected future payments, with consideration for calculated future salary increases, using a discount rate corresponding to the interest rate estimated by the actuary having regard to the interest rate on government bonds with a remaining term that is almost equivalent to the average balance working period of employees.

(iii) Other employee benefits

Compensated absences which accrue to employees and which can be carried to future periods but are expected to be encashed or availed in twelve months immediately following the year end are reported as expenses during the year in which the employees perform the services that the benefit covers and the liabilities are reported at the undiscounted amount of the benefits after deducting amounts already paid. Where there are restrictions on availment of encashment of such accrued benefit or where the availment or encashment is otherwise not expected to wholly occur in the next twelve months, the liability on account of the benefit is actuarially determined using the projected unit credit method

g.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Monetary items denominated in a foreign currency are translated using the exchange rates prevailing at the date of Balance Sheet. Exchange gains / losses on account of exchange difference either on settlement or translation are recognised in Profit and Loss Statement.

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

h.	Stock based compensation

The Company accounts for compensation expense under the Employee Stock Option schemes using the intrinsic value method as per the Guidance Note “Accounting for Employee Share-based Payments” issued by the Institute of Chartered Accountants of India.

i.	Earnings per share

Basic earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year.

j.	Taxes

Income taxes comprise both current and deferred tax.

Current income tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws. Deferred tax is accounted for by computing the tax effect of timing differences, which arise during the year and reverse in subsequent periods. Deferred tax assets on account of accumulated losses, unabsorbed depreciation and other items are recognised only to the extent that there is virtual certainty of realisation of such assets in future.

Advance taxes and provisions for current income taxes are presented in the balance sheet after off-setting advance tax paid and income tax provision arising in the same tax jurisdiction and the Company intends to settle the asset and liability on a net basis.

k.	Cash and cash equivalent

The Company considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less and that are readily convertible to known amounts of cash to be cash equivalents.

Cash and cash equivalents consist of cash on hand, balances in current accounts, deposits with banks which are unrestricted as to withdrawal and use.

l.	Research and development expenses

Revenue expenditure pertaining to research is charged to the Statement of Profit and Loss. Development costs of products are also charged to the Statement of Profit and Loss unless a product’s technological feasibility has been established, in which case such expenditure is capitalised. The amount capitalised comprises expenditure that can be directly attributed or allocated on a reasonable and consistent basis to creating, producing and making the asset ready for its intended use. Fixed assets utilised for research and development are capitalised and depreciated in accordance with the policies stated for Tangible Fixed Assets and Intangible Assets.

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

m.	Leases

Leasing of assets whereby the lessor essentially remains the owner of the asset is classified as operating leases. The payments made by the Company as lessee in accordance with operational leasing contracts or rental agreements are expensed proportionally during the lease or rental period respectively. Any compensation, according to agreement, that the lessee is obliged to pay to the lessor if the leasing contract is terminated prematurely is expensed during the period in which the contract is terminated.

n.	Provisions and Contingencies

A provision is recognized when the Company has a present obligation as a result of past event and it is probable that an outflow of resources will be required to settle the obligation, in respect of which reliable estimate can be made. Provisions (excluding retirement benefits) are not discounted to its present value and are determined based on best estimate required to settle the obligation at the balance sheet date. These are reviewed at each balance sheet date and adjusted to reflect the current best estimates. Contingent liabilities are not recognized but are disclosed in the notes to the financial statement. A contingent asset is neither recognized nor disclosed.

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 3 : Share Capital

( in Rupees)

Particulars	As at March 31, 2012	As at March 31, 2011
Authorised :
10,000,000 (1000,000) Equity Shares of Re. 1 each	10,000,000	10,000,000

Issued,Subscribed and Paid up:
Total	1,000,000	1,000,000

(a) Reconcilation of number of shares

	As at March 31, 2012		As at March 31, 2011
Particulars	Equity Shares		Equity Shares
	Number	Amount	Number	Amount
Shares outstanding at the end of the year	1,000,000	1,000,000	1,000,000	1,000,000

(b) Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at March 31, 2012		As at March 31, 2011
Particulars	Equity Shares		Equity Shares
	Number	Amount	Number	Amount
Rediff.com India Ltd. (Holding company)	1,000,000	1,000,000	1,000,000	1,000,000

	1,000,000	1,000,000	1,000,000	1,000,000

(c) Shares held by each shareholder holding more than 5% shares

	As at March 31, 2012		As at March 31, 2011
Details of Shares held by each shareholder holding more than 5% shares	No of Shares held	% holding in that class of Shares	No of Shares held	% holding in that class of Shares
Rediff.com India Ltd.	1,000,000	100%	1,000,000	100%

Total	1,000,000		1,000,000

(d) Terms/rights attached to equity shares:

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 4 : Reserves and Surplus

( in Rupees)

Particulars	As at March 31, 2012	As at March 31, 2011
Statement of Profit & Loss
Opening balance	(34,938,855)	(1,616,659)
Add : Loss transferred from Statement of Profit & Loss	(108,243,740)	(33,322,196)

Closing balance	(143,182,595)	(34,938,855)

TOTAL	(143,182,595)	(34,938,855)

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 5 : Long Term Provisions

( in Rupees)

Particulars	As at March 31, 2012	As at March 31, 2011
Provision for employee benefits :
a) Gratuity	813,974	633,631
b) Compensated absences	1,925,709	498,974

TOTAL	2,739,683	1,132,605

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 6 : Trade Payables

( in Rupees)

Particulars	As at March 31, 2012	As at March 31, 2011
Trade payables	13,253,831	14,771,062

TOTAL	13,253,831	14,771,062

Note 7 : Other Current Liabilities

Particulars	As at March 31, 2012	As at March 31, 2011
a) Statutory liabilities
Tax deducted at source payable	453,302	193,629
Provident Fund	186,407	—
Others	6,024	—

b) Other payable to related party (Unsecured)
Rediff.com India Limited	246,879,601	151,879,601

TOTAL	247,525,334	152,073,230

Note 8 : Short Term Provisions

Particulars	As at March 31, 2012	As at March 31, 2011
(a) Provision for employee benefits:
i) Compensated absences	394,671	102,264
ii) Gratuity	103,599	24,846

TOTAL	498,270	127,110

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 9 : Fixed Assets

( in Rupees)

	Gross Block				Accumulated Depreciation / Amortisation				Net Block
Particulars	As at April 01, 2011	Additions	Deletion	As at March 31, 2012	As at April 01, 2011	Depreciation / Amortisation for the year	Deletion	As at March 31, 2012	As at March 31, 2012	As at March 31, 2011
A Tangible Assets
i) Leasehold improvements	1,457,434	—	—	1,457,434	1,457,434	—	—	1,457,434	—	—
ii) Furniture and fixtures	320,920	—	—	320,920	155,451	38,626	—	194,077	126,843	165,469
iii) Electricial Fittings	264,670	—	—	264,670	120,772	18,538	—	139,310	125,360	143,898
iv) Office equipment	538,581	12,915	—	551,496	207,415	42,975	—	250,390	301,106	331,166
v) Computers	35,192,621	43,571,106	(180,800)	78,582,927	14,604,524	18,240,391	(102,240)	32,742,675	45,840,252	20,588,097

Total - Tangible Assets	37,774,226	43,584,021	(180,800)	81,177,447	16,545,596	18,340,530	(102,240)	34,783,886	46,393,561	21,228,630

Previous year	21,464,132	16,310,093		37,774,225	11,327,707	5,217,886		16,545,594	21,228,630	—

B Intangible Assets
Software	109,871,190	540,202	—	110,411,392	9,153,045	39,708,711	—	48,861,756	61,549,636	100,718,145

Total - Intangible Assets	109,871,190	540,202	—	110,411,392	9,153,045	39,708,711	—	48,861,756	61,549,636	100,718,145

Previous year	—	109,871,190	—	109,871,190	—	9,153,045	—	9,153,045	100,718,145	—

Total Fixed Assets (A+B)	147,645,416	44,124,223	(180,800)	191,588,839	25,698,641	58,049,241	(102,240)	83,645,642	107,943,197	—

Previous year	118,904,170	138,240,408	(109,499,170)	147,645,408	11,327,707	14,370,931	—	25,698,639	121,946,777	—

Note: 1)	Depreciation for the previous year of Rs. 22,27,251/- was capitalised as Capital Work-in-progress.

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 10: Long Term Loans and Advances

( in Rupees)

Particulars	As at March 31, 2012	As at March 31, 2011
Unsecured considered good :

a) Rent deposits	1,150,400	950,400

b) Capital advance	5,662,266	191,297

c) Recoverable taxes	3,244,364	2,116,876

TOTAL	10,057,030	3,258,573

Note 11 : Trade Receivables

Particulars	As at March 31, 2012	As at March 31, 2011
Unsecured :
a) Debts outstanding for more than six months from the date they are due for payment	—	—
b) Other Debts - Considered Good	—	14,346

TOTAL	—	14,346

Note 12 : Cash and Bank Balances

Particulars	As at March 31, 2012	As at March 31, 2011
(i) Balances with Banks :
In Current Accounts	3,657,484	1,966,650
In Fixed Deposit Accounts	105,475	98,253

(ii) Cash on hand	1,224	6,220

TOTAL	3,764,183	2,071,123

NOTE:

The deposits maintained by the Company with the bank comprise of time deposits, which can be withdrawn by the Company at any time without prior notice or penalty on the principal.

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 13 : Short Term Loans & Advances

( in Rupees)

Particulars	As at March 31, 2012	As at March 31, 2011
Unsecured considered good :
a) Employee Advances	37,439	—
b) Prepaid expenses	32,675	6,461,642

TOTAL	70,114	6,461,642

Note 14 : Other current assets

Particulars	As at March 31, 2012	As at March 31, 2011
Preliminary Expenses	—	127,275
(to the extent not written off or adjusted)

TOTAL	—	127,275

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 15 Revenue from operations :

( in Rupees)

Particulars	For the year ended March 31, 2012	For the year ended March 31, 2011
Advertising Receipts (Net of Service Tax)	581,111	283,309

Total	581,111	283,309

Note 16 Other income :

Particulars	For the year ended March 31, 2012	For the year ended March 31, 2011
Interest income
Interest received	7,223	6,691
Miscellaneous Income	51,602	451,782
Profit on sale of fixed assets	5,740	—

Total	64,565	458,473

Note 17 Employee benefits expense and cost of revenue :

Particulars	For the year ended March 31, 2012	For the year ended March 31, 2011
Salaries and wages	26,358,819	10,821,566
Gratuity	259,096	303,066
Esop compensation costs	6,337,500	6,512,500
Contribution to PF	931,331	—
Staff welfare	236,126	116,433

Total	34,122,872	17,753,565

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the financial statements

Note 18 Other expenses

( in Rupees)

Particulars	For the year ended March 31, 2012	For the year ended March 31, 2011
Advertisement insertion charges	2,161,902	—
Bandwidth charges	1,653,803	1,292,509
Software Usage charges	136,907	—
Rent and amenities	983,035	524,148
Electricity charges	139,686	216,324
Telecommunication	81,454	164,449
Repairs and maintenance
Computer	239,473	—
Other	581,854	221,850
Insurance	57,644	28,614
Travel and conveyance	1,198,045	209,916
Rates and taxes	39,817	23,808
Bank Charges	16,735	7,634
Legal and professional fees	3,948,544	556,554
Commission & Brokerage	238,616	—
Printing & Stationery	99,776	—
Freight & forwarding Charges	385,893	—
Security Service Charges	145,991	—
Consumables—Stores & Spares	3,114,672	—
Books & Periodicals	256,242	—
Filing Fees, Registration Charges	364,734	—
Recruitment Expenses	437,763	—
Sundary balances written off	278,121	—
Other Miscellaneous expenses	156,596	921,491

Total	16,717,303	4,167,297

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

19.	Depreciation:

During the year the company has changed the method of providing depreciation on it’s fixed assets from “Written Down Value” to Straight Line” from the date of acquisition of the assets. As a result of such a change in the method of depreciation, excess depreciation provided in respect of earlier years, amounting to Rs. 4,491,677 has been included in the depreciation charged for the year and had this change not been made, the Earnings Per Share would have been lower by Rs. 4.49.

20.	Expenditure in foreign currency (on accrual basis):

Particulars	2011-12 Rs.	2010-11 Rs.
Software cards	3,136,387	543,189

Total	3,136,387	543,189

21.	Payment to auditors (net of service tax):

Particulars	2011-12 Rs.	2010-11 Rs.
a) Statutory audit fees	100,000	50,000
b) Other Services	12,000	—
c) Service Tax (*)	11,536	5,150

(*)	Service Tax credit has been availed.

22.	Employee Benefit Obligations

Defined — Benefit Plans

The Company offers its employees unfunded defined-benefit plan in the form of gratuity. This plan provides for a lump-sum payment to be made to vested employees at retirement, death or termination of employment. Commitments are actuarially determined at year-end. On adoption of the revised Accounting Standard, (AS)-15 on “Employee Benefits” notified under the Companies (Accounting Standards) Rules, 2006, actuarial valuation is done based on “Projected Unit Credit” method. Gains and losses of changed actuarial assumptions are charged to the Profit and Loss Statement.

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

Defined benefit commitments:

	2011-12 Rs.	2010-11 Rs.
Benefit obligation at the beginning of the year	6,58,477	355,411
Actuarial losses	(54,565)	32,473
Current service cost	242,160	224,222
Interest cost	71,501	46,371

Benefit obligation at the end of the year	917,573	658,477

Expenses on defined benefit plan:

	2011-12 Rs.	2010-11 Rs.
Service cost	242,160	224,222
Interest cost	71,501	46,371
Recognised net actuarial losses	(54,565)	32,473
Net gratuity cost	259,096	303,066

The actuarial calculations used to estimate defined benefit commitments and expenses are based on the following assumptions which if changed, would affect the defined benefit commitment’s size and expense:

	2011-12 Rs.	2010-11 Rs.
Rate for discounting liabilities	8.55%	8.05%
Salary escalation rate	7%	10%
Expected rate of return on assets	0.0%	0.0%
Mortality rates	LIC 1994-96 mortality table	LIC 1994-96 mortality table

The estimate of future salary increase, considered in the actuarial valuation, take account of inflation, seniority, promotion, and other relevant factors. The above information is certified by the actuary.

Experience adjustment:

	2011-12 Rs.	2010-11 Rs.
Defined benefit obligation	917,573	658,477
(Deficit)	(917,573)	(658,477)
Experience adjustment on plan liabilities	(1,416)	(70,984)

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

23.	Operating leases

The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

Particulars	2011-12 Rs.	2010-11 Rs.
Office premises	983,035	524,128

These lease agreements are executed for a period ranging between 3 – 60 months with a renewable clause. These lease agreements also provide for termination by mutual consent by giving a prior notice period between 1 – 3 months.

The minimum annual rental commitments under operating leases are as follows:

Particulars	2011-12 Rs.	2010-11 Rs.
Not later than one year	438,000	288,000
Later than one year and not later than five years	—	—

Total payments	438,000	288,000

24.	Related Parties Disclosures

I.	Names and relationships of related parties

a.	Holding Company:

Rediff.com India Limited

b.	Key Management Personnel:

1) Mr. Ajit Balakrishnan	Director (resigned w. e. f. November 26, 2011)

Transactions with Related Parties during the year and balances outstanding as at March 31, 2012:

Name of the Related party	Transactions	2011-12	2010-11 Rs.
Mr. Ajit Balakrishnan	Loans received during the year Payable as at year end	Nil Nil	17,500,000 Nil
Rediff.com India Limited	Loans received during the year Payable as at year end	95,000,000 246,879,601	151,879,601 151,879,601

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

25.	Deferred tax assets

The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits. Such deferred tax assets have not been recognised since there is no virtual certainty that sufficient future taxable income will be available against which such deferred tax assets can be realised.

26.	Earning Per Share (EPS)

	2011-12		2010-11
A. Net loss attributable to equity shareholders (Rs.)	108,243,740		33,322,196

B. Weighted average number of equity shares outstanding during the year	1,000,000		1,000,000

C. Nominal value of Equity Shares (Rs.)	1.00		1.00

Basic Earning per Share (Rs.) Diluted Earning per Share (Rs.)	(108.24 (108.24	) )	(33.32 (33.32	) )

27.	Amount payable to Micro, Small and Medium Enterprises

The Company has requested its suppliers to confirm the status as to whether they are covered under the Micro, Small and Medium Enterprises Development Act, 2006. The Company has not received intimation from its suppliers under the said Act. In the absence of confirmation from all the suppliers disclosure, if any relating to amount unpaid as at year end together with interest paid / payable as required under the said Act have not been given.

28.	Comparatives

These financial statements have been prepared to comply with the Revised Schedule VI of the Companies Act, 1956 and the previous year figures have been regrouped/ rearranged as necessary to make them comparable with those of the current year.

Rediff Holding Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

Mr. Sridhar Iyengar

Mr. Sunil Phatarphekar

Mr. Madhavan Nambiar

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of Rediff Holding Inc. for the year ended March 31, 2012.

PRINCIPAL ACTIVITIES

Rediff Holding Inc. is a cost center talking care of all corporate related expenditure for the Rediff Group in the USA, and does not generate any revenue.

REVIEW OF BUSINESS

Gross Loss (before depreciation, amortization, impairment write down and taxes) is US $ 618,615/-. After giving effect to other adjustments, net loss of US $ 627,188/- was carried to Balance Sheet.

DIVIDENDS

In view of the losses, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/S/ DIRECTOR

Date: August 14, 2012

REPORT OF THE AUDITORS

The Board of Directors,

Rediff Holdings Inc.

We have audited the attached Balance Sheet of REDIFF HOLDINGS INC., a Company incorporated as a Delaware Corporation in February, 2001 in the United States, as at March 31, 2012 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that:

(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purpose of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards disclosed under notes to accounts.

(d)	In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2012;

and

ii.	in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;

For Patkar & Pendse

Chartered Accountants

/s/ B.M. Pendse

Partner

M.No. 32625

Place: Mumbai, India

Date : August 14, 2012

Rediff Holdings Inc.

Balance Sheet as at 31st March, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. EQUITY AND LIABILITIES
(1) Shareholder’s Funds
(a) Share Capital	3	1,107	1,107
(b) Reserves and Surplus	4	4,551,933	5,179,121

(2) Current Liabilities
(b) Trade payables	5	101,638	115,296
(a) Other Current Liabities	6	6,404,163	5,872,990
(c) Short-term provisions	7	11,440	4,779

Total		11,070,281	11,173,293

II. ASSETS
(1) Non-current assets
(b) Non-current investments	8	6,690,536	6,690,536
(c) long-term loans and advances	9	1,100,000	1,100,000
(2) Current assets
(b) Cash and cash equivalents	10	33,403	12,534
(c) Short-term loans and advances	11	3,246,342	3,370,223

Total		11,070,281	11,173,293

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

Rediff Holdings Inc.

Statement of Profit and Loss for the year ended 31st March, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. Revenue from operations		—	—

Total Revenue		—	—

II. Expenses:
Employee benefit expense	12	221,072	214,151
Other expenses	13	397,643	530,042

Total Expenses		618,715	744,193

III. Loss before tax		(618,715)	(744,193)

IV. Tax expense:
(1) Current tax		8,473	17,279

V. Loss for the period		(627,188)	(761,472)

VI. Earning per equity share:
(1) Basic		(0.06)	(0.07)
(2) Diluted		(0.06)	(0.07)

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

REDIFF HOLDINGS INC.

Notes to Financial Statements for the year ended March 31, 2012

NOTE 1: CORPORATE INFORMATION

Rediff Holdings Inc (“the Company”) was incorporated as a Delaware Corporation in February 2001 by Rediff.Com India Limited to act as the holding company for some of the Parent’s investments in United States.

NOTE 2: ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Rediff Holdings Inc is a cost center taking care of all corporate related expenditure for the Rediff Group in US, and does not generate any revenue.

d.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Computer equipment and software	3 years
Office equipment	5 years

e.	Investments

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

A provision for diminution in the value of investments is made in the books of accounts on a decline, other than temporary, in the value of such investments.

69

REDIFF HOLDINGS INC.

Notes to Financial Statements for the year ended March 31, 2012

f.	Employee retirement benefits

The company has employee retirement benefit plan in which employer merely facilitates the plan administration. Employer does not contribute to the plan.

Leave Encashment

The company’s policies allow leave encashment. Provision has been made in the books for unavailed leave balance at the end of the year.

g.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

h.	Leases

Operating Lease rentals are expensed with reference to lease terms and conditions.

i.	Contingent Liabilities

These are disclosed by way of notes on the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.

j.	Deferred Income Taxes

Deferred Tax is recognized for all timing differences, subject to the consideration of prudence, applying the tax rates that have been subsequently enacted after the Balance Sheet date.

Rediff Holdings Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 3: SHARE CAPITAL

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
Authorised
Equity Shares of $0.0001 each	11,333,000	1,133	11,333,000	1,133

Issued and Subscribed
Equity Shares of $0.0001 each	11,066,667	1,107	11,066,667	1,107

Total	11,066,667	1,107	11,066,667	1,107

3.1	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

Particulars	Equity Shares
	Number	Value
Shares outstanding at the beginning of the year	11,066,667	1,107
Shares issued during the year	—	—

Shares outstanding at the end of the year	11,066,667	1,107

3.2	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
Rediff.com India Ltd. (Holding Company)	11,066,667	1,107	11,066,667	1,107

Total	11,066,667	1,107	11,066,667	1,107

3.3	Details of shares held by each shareholder holding more than 5% shares:

Name of Shareholder	As at 31 March 2012		As at 31 March 2011
	No. of Shares held	% of Holding	No. of Shares held	% of Holding
Rediff.com India Ltd. (Holding Company)	11,066,667	100%	11,066,667	100%

Total	11,066,667	100%	11,066,667	100%

3.3	Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

Rediff Holdings Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 4: RESERVES AND SURPLUS

Particulars	As at 31 March 2012	As at 31 March 2011
a. Securities Premium Account
Opening Balance	23,998,893	23,998,893
Add : Securities premium credited on Share issue	—	—
Less : Premium Utilised for various reasons	—	—

Closing Balance	23,998,893	23,998,893

b. Deficit
Opening balance	(18,819,772)	(18,058,300)
(+) (Net Loss) For the current year	(627,188)	(761,472)

Closing Balance	(19,446,960)	(18,819,772)

Total	4,551,933	5,179,121

NOTE 5: TRADE PAYABLES

Particulars	As at 31 March 2012	As at 31 March 2011
Trade payables	101,638	115,296

Total	101,638	115,296

NOTE 6: OTHER CURRENT LIABILITES

Particulars	As at 31 March 2012	As at 31 March 2011
Loans and advances from related parties
(Unsecured)
India Abroad Inc.	3,202,849	2,974,404
Rediff.com Inc.	3,201,314	2,898,586

Total	6,404,163	5,872,990

NOTE 7: SHORT TERM PROVISIONS

Particulars	As at 31 March 2012	As at 31 March 2011
Provision for taxation	11,440	14,000
Less: Advance tax and Tax deducted at source	—	9,221

Total	11,440	4,779

Rediff Holdings Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 8: NON-CURRENT INVESTMENTS

Particulars	As at 31 March 2012		As at 31 March 2011
Trade Investments
Investment in Equity Instruments
In wholly Owned Subsidiary Companies (Fully Paid-up, Unquoted)

India Abroad Inc.	14,751,366		14,751,366
3,198,080 (Previous year 3,198,080) equity shares of $0.01per share
Less: Provision for diminution	10,231,676	4,519,690	10,231,676	4,519,690

Rediff.com Inc.	870,846		870,846
5,000 (Previous year 5,000) equity shares of $0.001 per share
Less: Provision for diminution	—	870,846	—	870,846

In Other Companies (Fully Paid-up, Unquoted)
Runa Inc.	1,300,000		1,300,000

Less: Provision for diminution	—	1,300,000	—	1,300,000

Total		6,690,536		6,690,536

NOTE 9: LONG TERM LOANS AND ADVANCES

Particulars	As at 31 March 2012	As at 31 March 2011
Advances recoverable in cash or kind
(Unsecured, Considered good)
Promissory notes	1,100,000	1,100,000

Total	1,100,000	1,100,000

NOTE 10: CASH AND CASH EQUIVALENTS

Particulars	As at 31 March 2012	As at 31 March 2011
Balance with Banks — in Current Accounts
In Current accounts	32,428	11,536
In Deposit account	975	998

Total	33,403	12,534

Rediff Holdings Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 11: SHORT TERM LOANS AND ADVANCES

Particulars	As at 31 March 2012	As at 31 March 2011
Loans and advances to related parties
(Unsecured, Considered good)
Rediff.com India Ltd.	548,632	501,382
Value Communication Corporation	2,677,078	2,689,593

Advances recoverable in cash or kind
(Unsecured, Considered good)

Prepaid Expenses	20,632	179,248

Total	3,246,342	3,370,223

NOTE 12: EMPLOYEE BENEFIT EXPENSE

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Salaries and Wages	209,586	209,266
Staff Welfare Expenses	11,486	4,885

Total	221,072	214,151

NOTE 13: OTHER EXPENSES

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Travelling expenses	43,024	27,657
Professional charges	63,031	165,823
Telephone expenses	3,074	4,116
Insurance charges	220,316	247,766
Office expenses	6,521	19,187
Payroll Processing Charges	3,393	2,973
Directors Fee	49,000	45,000
Advertising and Promotion	8,764	—
Misc Write off/back	—	16,919
Bank Charges	519	603

Total	397,643	530,042

Rediff Holdings Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 14: CONTINGENT LIABILITIES AND COMMITMENTS

OTHER CONTINGENCIES

In connection with the Company’s acquisition of India Abroad in April 2001, the Company has been advised by a hold-out shareholder that he believes his shares in India Abroad are worth approximately US $1.2 million. The Company disputes this assertion and has offered the claimant approximately US $50,000 for his shares. The Company does not know if this offer will be acceptable to the shareholder or if the shareholder will file a legal action against the Company if the matter is not resolved.

NOTE 15: DIMINUTION IN THE VALUE OF INVESTMENTS

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

Provision was made in 2008-09 to recognize a decline, other than temporary in the value of such investments.

NOTE 16: DEFERRED TAX

As of March 31, 2012, the Company has net operating loss carry forwards of approx $ 5,175,000 for federal income tax purposes, which expire in the years 2021 to 2031. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.

NOTE 17: PRIOR YEAR COMPARATIVES

Hitherto, upto the year ended 31st March, 2011 the company was preparing the financial statements as per the pre-revised Schedule-VI to the Companies Act, 1956. During the year under consideration,the Revised Schedule-VI notified under the Companies Act, 1956 has become applicable to the company. The company has reclassified previous year figures to conform to the norms of the Revised Schedule-VI.

India Abroad Publications Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of India Abroad Publications Inc. for the year ended March 31, 2012.

PRINCIPAL ACTIVITIES

India Abroad Publications Inc., a weekly newspaper-publishing Company is a subsidiary of Rediff Holdings Inc., (‘Rediff Holdings’) which in turn is a wholly owned subsidiary of Rediff.com India Limited (‘Rediff.com’).

India Abroad’s revenues primarily include advertising and sponsorship and consumer subscription revenues earned from the publication of its weekly newspaper distributed primarily in the USA & Canada. India Abroad was acquired by Rediff Holdings on April 28, 2001 by acquiring substantially all of the outstanding voting shares of India Abroad Publications, Inc.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year, the Company earned gross income of US $ 2,398,961/-. Gross Loss (before depreciation, amortization, impairment write down and taxes) is US $ 633,108 /-. After giving effect to other adjustments, net loss of US $ 633,108/- was carried to Balance Sheet.

DIVIDENDS

In view of the losses, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/S/ DIRECTOR

Date: August 14, 2012

REPORT OF THE AUDITORS

The Board of Directors,

India Abroad Publications Inc.

We have audited the attached Balance Sheet of INDIA ABROAD PUBLICATIONS INC., a wholly owned subsidiary of Rediff Holdings Inc. and incorporated in the United States, as at March 31, 2012 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that:

(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards referred to in the Accounts.

(d)	In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at March 31, 2012;

and

ii.	in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date.

FOR PATKAR & PENDSE

CHARTERED ACCOUNTANTS

/S/ B.M. PENDSE

PARTNER

M.NO. 32625

PLACE: MUMBAI

DATE : August 14, 2012

India Abroad Publications, Inc.

Balance Sheet as at March 31, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. EQUITY AND LIABILITIES
(1) Shareholder’s Funds
(a) Share capital	3	31,981	31,981
(b) Reserves and surplus	4	(121,936)	511,172

(2) Current Liabilities
(a) Trade payables	5	607,872	574,137
(b) Other current liabilities	6	3,863,402	2,924,144

Total		4,381,320	4,041,434

II. ASSETS
(1) Non-current assets
(a) Fixed assets	7
(i) Tangible assets		21,349	12,313
(ii) Intangible assets		—	—
(iii) Capital work-in-progress		33,960	11,451
(b) Non-current investments	8	129,793	129,793

(2) Current assets
(a) Trade receivables	9	385,921	316,648
(b) Cash and cash equivalents	10	299,520	342,773
(c) Short-term loans and advances	11	3,462,815	3,180,494
(d) Other current assets	12	47,962	47,962

Total		4,381,320	4,041,434

In terms of our report attached For Patkar & Pendse Chartered Accountants	For and on behalf of the board

/s/ B.M. Pendse Partner	/s/ A.Balakrishnan Director

Mumbai, India Date: August 14, 2012	Mumbai, India Date: August 14, 2012

India Abroad Publications, Inc.

Statement of Profit and Loss for the year ended March 31, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
		$	$
I. Revenue from operations	13	2,398,614	2,556,207
II. Other Income	14	347	7,292

Total Revenue		2,398,961	2,563,499

III. Expenses:
Employee benefit expense	15	872,706	845,012
Depreciation and amortization expense		2,243	8,420
Other expenses	16	2,157,120	1,972,037

Total Expenses		3,032,069	2,825,469

IV. Loss for the period		(633,108)	(261,970)

V. Earnings per equity share:
(1) Basic		(0.20)	(0.08)
(2) Diluted		(0.20)	(0.08)

In terms of our report attached For Patkar & Pendse Chartered Accountants	For and on behalf of the board

/s/ B.M. Pendse Partner	/s/ A.Balakrishnan Director

Mumbai, India Date: August 14, 2012	Mumbai, India Date: August 14, 2012

INDIA ABROAD PUBLICATIONS INC.

Notes to Financial Statements for the year ended March 31,

2012

NOTE 1: CORPORATE INFORMATION

India Abroad Publications Inc (“the Company”) was incorporated as a New York Corporation on June 26th, 1970. On April 26, 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading news publications catering to the Asian-American community focusing on India and the global Indian community.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Revenues comprise of subscriptions to the India Abroad weekly newspaper publication and income from advertisements.

Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper. Subscription revenues are derived from the revenues received from newspaper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 years period.

d.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	7 years
Computer equipment and software	3 years
Office equipment	5 years

e.	Investments

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

INDIA ABROAD PUBLICATIONS INC.

Notes to Financial Statements for the year ended March 31,

2012

f.	Employee retirement benefits

The company has employee retirement benefit plan in which employer merely facilitates the plan administration. Employer does not contribute to the plan.

Leave Encashment

The company’s policies allow leave encashment. Provision has been made in the books for unavailed leave balance at the end of the year.

g.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

h.	Income taxes

Income taxes are accounted for in accordance with US tax laws on Income accrued.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.

i.	Leases

Operating Lease rentals are expensed with reference to lease terms and conditions.

INDIA ABROAD PUBLICATIONS INC.

Notes to Financial Statements for the year ended March 31,

2012

j.	Contingent Liabilities

These are disclosed by way of notes to the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 3: SHARE CAPITAL

	As at 31 March 2012		As at 31 March 2011
Particulars	Number	Value	Number	Value
Authorised
Equity Shares of $0.01 each	6,000,000	60,000	6,000,000	60,000

Issued, subscribed and paid up
Equity Shares of $0.01 each	3,198,080	31,981	3,198,080	31,981

Total	3,198,080	31,981	3,198,080	31,981

3.1	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	Equity Shares
Particulars	Number	Value
Shares outstanding at the beginning and end of the year	3,198,080	31,981

3.2	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at 31 March 2012		As at 31 March 2011
Particulars	Number	Value	Number	Value
Rediff Holding Inc. (Holding Company)	3,198,080	31,981	3,198,080	31,981

Total	3,198,080	31,981	3,198,080	31,981

3.3	Details of shares held by each shareholder holding more than 5% shares:

	As at 31 March 2012		As at 31 March 2011
Name of Shareholder	No. of Shares held	% of Holding	No. of Shares held	% of Holding
Rediff Holding Inc. (Holding Company)	3,198,080	100%	3,198,080	100%

Total	3,198,080	100%	3,198,080	100%

3.4	Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 4: RESERVES AND SURPLUS

Particulars	As at 31 March 2012	As at 31 March 2011
a. Securities Premium Account
Opening Balance	212,446	212,446
Addition during the year	—	—

Closing Balance	212,446	212,446

b. Statement of profit and loss
Opening balance	298,726	560,696
Deficit for the year	(633,108)	(261,970)

Closing Balance	(334,382)	298,726

Total	(121,936)	511,172

NOTE 5: TRADE PAYABLES

Particulars	As at 31 March 2012	As at 31 March 2011
Trade Payables	607,872	574,137

Total	607,872	574,137

NOTE 6: OTHER CURRENT LIABILITIES

Particulars	As at 31 March 2012	As at 31 March 2011
Advances from customers	58,612	60,092
Other payables to related parties: (Unsecured)
Rediff.com India Ltd.	2,341,852	1,510,008
Value Communication Corporation	68,328	68,328
India In New York Inc.	1,394,610	1,285,716

	3,804,790	2,864,052

Total	3,863,402	2,924,144

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 7: FIXED ASSETS

Fixed Assets	Gross Block					Accumulated Depreciation						Net Block
	Balance as at 1 April 2011	Additions/ (Disposals)	Acquired through business combinations	Revaluations/ (Impairments)	Balance as at 31 March 2012	Balance as at 1 April 2011	Depreciation charge for the year	Adjustment due to revaluations	On disposals	Balance as at 31 March 2012	Balance as at 31 March 2012	Balance as at 1 April 2011
(i) Tangible Assets
Machinery and Equipment	185,031	11,279	—	—	196,310	179,540	1,554	—	—	181,094	15,216	5,491
Furniture and fixtures	43,607	—	—	—	43,607	36,785	689	—	—	37,474	6,133	6,822
Telephone System	75,564	—	—	—	75,564	75,564	0	—	—	75,564	0	0
Office Renovation	155,796	—	—	—	155,796	155,796	—	—	—	155,796	(0)	(0)

Subtotal	459,998	11,279	—	—	471,277	447,685	2,243	—	—	449,928	21,349	12,313

(ii) CWIP	11,451	22,509	—	—	33,960	—	—	—	—	—	33,960	11,451

Subtotal	11,451	22,509	—	—	33,960	—	—	—	—	—	33,960	11,451

Total	471,449	33,788	—	—	505,237	447,685	2,243	—	—	449,928	55,309	23,764

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 8: NON-CURRENT INVESTMENTS

Particulars	As at 31 March 2012	As at 31 March 2011
Trade Investments (At Cost)
Investment in Equity Instruments
In wholly-owned Subsidiary Companies (Fully Paid-up, Unquoted)

India Abroad Publications (Canada) Inc.	104,793	104,793
162,974 (P.Y. 162,974) shares of no par value

India in New York Inc.	25,000	25,000
100 (P.Y. 100) shares of no par value

Total	129,793	129,793

NOTE 9: TRADE RECEIVABLES

Particulars	As at 31 March 2012		As at 31 March 2011
(Unsecured, Considered good)

Debts outstanding over six months from the due date of payment	284,375		254,675
Less: Provision for doubtful debts	284,375	—	254,675	—

Others	385,921		316,648
Less: Provision for doubtful debts	—	385,921	—	316,648

Total		385,921		316,648

NOTE 10: CASH AND CASH EQUIVALENTS

Particulars	As at 31 March 2012	As at 31 March 2011
Balance with Banks — in Current Accounts
In Current accounts	299,520	342,773

Total	299,520	342,773

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 11: SHORT TERM LOANS AND ADVANCES

Particulars	As at 31 March 2012	As at 31 March 2011
Loans and advances to related parties
(Unsecured, Considered good)
Rediff Holding Inc.	2,739,522	2,564,398
India Abroad Publications (Canada) Inc.	512,221	424,346

Advances recoverable in cash or kind
(Unsecured, Considered good)
Advances and Deposits	140,715	142,965
Prepaid Expenses	55,457	34,585
Advance to Employees	14,900	14,200

Total	3,462,815	3,180,494

Interest free loans payable on demand

NOTE 12: OTHER CURRENT ASSETS

Particulars	As at 31 March 2012	As at 31 March 2011
Unamortised Expenditure
(to the extent not written off or adjusted)
Goodwill for purchase of India Abroad Publications (Canada) Inc.	47,962	47,962

Total	47,962	47,962

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 13: REVENUE FROM OPERATIONS

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Subscription Income	237,343	267,151
Classified Income	400,492	1,875,573
Display Income	1,760,708	412,954
Retail Sale	71	528

Total	2,398,614	2,556,207

NOTE 14: OTHER INCOME

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Interest	347	1,385
Royalty	—	5,907

Total	347	7,292

NOTE 15: EMPLOYEE BENEFIT EXPENSE

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Salaries and Allowances	750,249	740,640
Staff Welfare Expenses	122,457	104,372

Total	872,706	845,012

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 16: OTHER EXPENSES

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Production Expenses	838,916	725,498
Editorial expenses	147,669	178,550
Circulation Expenses	491,157	465,606
Advertising and Promotion	92,916	104,736
Rent	197,710	191,710
IA Person Of the Year Expenses	166,426	60,078
Office Expenses	66,722	73,414
Bank Charges	44,473	53,294
Telephone and Telegrams	38,644	33,440
Electricity Expenses	20,349	22,891
Professional fees	12,209	19,491
Provision for doubtful debts	27,000	27,000
Internet-bandwidth cost	7,790	9,307
Dues and Subscriptions	5,140	7,023

Total	2,157,120	1,972,037

NOTE 17: OPERATING LEASES

The Company leases office space and a Guest House for employees, under operating leases. Operating lease expense that has been included in the determination of the net profit is as follows:

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Leased Premises	197,710	191,710

Total	197,710	191,710

NOTE 18: CONTINGENT LIABILITIES AND COMMITMENTS

OTHER CONTINGENCIES

In connection with the Company’s acquisition of India Abroad in April 2001, the Company has been advised by a hold-out shareholder that he believes his shares in India Abroad are worth approximately US$1.2 million. The Company disputes this assertion and has offered the claimant approximately US$50,000 for his shares. The Company does not know if this offer will be acceptable to the shareholder or if the shareholder will file a legal action against the Company if the matter is not resolved.

NOTE 19: EARNINGS IN FOREIGN CURRENCY

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Advertising Revenue	290,123	186,523

Total	290,123	186,523

NOTE 20: PRIOR YEAR COMPARATIVES

Hitherto, upto the year ended 31st March, 2011 the company was preparing the financial statements as per the pre-revised Schedule-VI to the Companies Act, 1956. During the year under consideration,the Revised Schedule-VI notified under the Companies Act, 1956 has become applicable to the company. The company has reclassified previous year figures to conform to the norms of the Revised Schedule-VI.

India in New York Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of India in New York Inc. for the year ended March 31, 2012.

PRINCIPAL ACTIVITIES

India in New York Inc. is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. The Company publishes a free newspaper, distributed in the New York Metropolitan area.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross income of US$ 189,198/-.

DIVIDENDS

With a view to conserve resources, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/S/ DIRECTOR

Date: August 14, 2012

REPORT OF THE AUDITORS

The Board of Directors,

India In New York Inc.

We have audited the attached Balance Sheet of INDIA IN NEW YORK INC., a wholly owned subsidiary of India Abroad Publications Inc. incorporated in the United States, as at March 31, 2012 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further we report that:

(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards disclosed as notes to accounts.

(d)	In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2012;

and

ii.	in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date;

FOR PATKAR & PENDSE

CHARTERED ACCOUNTANTS

/S/ B.M. PENDSE

PARTNER

M.NO. 32625

PLACE: MUMBAI

DATE : AUGUST 14, 2012

India In New York, Inc.

Balance Sheet as at March 31, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. EQUITY AND LIABILITIES
(1) Shareholder’s Funds
(a) Share capital	3	—	—
(b) Reserves and surplus	4	1,559,498	1,370,300

(2) Current Liabilities
(a) Other current liabilities	5	11,477	8,586

Total		1,570,975	1,378,886

II. ASSETS
(1) Current assets
(a) Trade receivables	6	155,491	68,423
(b) Cash and cash equivalents	7	20,874	24,747
(c) Short-term loans and advances	8	1,394,610	1,285,716

Total		1,570,975	1,378,886

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

India In New York, Inc.

Statement of Profit and Loss for the year ended March 31, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. Revenue from operations	9	189,198	152,248

Total Revenue		189,198	152,248

II. Expenses:
Other expenses	10	—	83,264

Total Expenses		—	83,264

III. Profit for the period		189,198	68,985

IV. Earning per equity share:
(1) Basic		1,892	690
(2) Diluted		1,892	690

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

INDIA IN NEW YORK, INC.

Notes to Financial Statements for the year ended March 31, 2012

NOTE 1: CORPORATE INFORMATION

India In New York Inc (“the Company”) was incorporated as a New York Corporation on May 1st 1997. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading free news publications catering to the Asian- American community focusing on India and the global Indian community.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Revenues comprise of revenues from advertisements.

Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper.

d.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

INDIA IN NEW YORK, INC.

Notes to Financial Statements for the year ended March 31, 2012

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

e.	Income taxes

Income taxes are accounted for in accordance with US tax laws on Income accrued.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.

India In New York, Inc.

Notes to Financial Statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 3: SHARE CAPITAL

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
Authorised
Equity Shares of no par value	200	—	200	—

Issued and Subscribed
Equity Shares of no par value	100	—	100	—

Total	100	—	100	—

3.1	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

Particulars	Equity Shares
	Number	Value
Shares outstanding at the beginning of the year	100	—
Shares issued during the year	—	—

Shares outstanding at the end of the year	100	—

3.2	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
India Abroad Inc. (Holding Company)	100	—	100	—

Total	100	—	100	—

3.3	Details of shares held by each shareholder holding more than 5% shares:

Name of Shareholder	As at 31 March 2012		As at 31 March 2011
	No. of Shares held	% of Holding	No. of Shares held	% of Holding
India Abroad Inc. (Holding Company)	100	100%	100	100%

Total	100	100%	100	100%

3.4	Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

India In New York, Inc.

Notes to Financial Statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 4: RESERVES AND SURPLUS

Particulars	As at 31 March 2012	As at 31 March 2011
a. Securities Premium Account
Opening Balance	25,000	25,000
Add : Securities premium credited on Share issue	—	—
Less : Premium Utilised for various reasons	—	—

Closing Balance	25,000	25,000

b. Surplus
Opening balance	1,345,300	1,276,315
(+) Net Profit for the current year	189,198	68,985

Closing Balance	1,534,498	1,345,300

Total	1,559,498	1,370,300

NOTE 5: OTHER CURRENT LIABILITIES

Particulars	As at 31 March 2012	As at 31 March 2011
Advance from customers	11,477	8,586
(Unsecured)

Total	11,477	8,586

NOTE 6: TRADE RECEIVABLES

Particulars	As at 31 March 2012	As at 31 March 2011
(Unsecured, Considered good)
Debts outstanding over six months from the due date of payment
Others	155,491	68,423

Total	155,491	68,423

India In New York, Inc.

Notes to Financial Statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 7: CASH AND CASH EQUIVALENTS

Particulars	As at 31 March 2012	As at 31 March 2011
Balance with Banks — Current accounts
Citibank	20,874	24,747

Total	20,874	24,747

NOTE 8: SHORT TERM LOANS AND ADVANCES

Particulars	As at 31 March 2012	As at 31 March 2011
Loans and advances to related parties
(Unsecured, Considered good)
Due from parent company — India Abroad Inc.	1,394,610	1,285,716

Total	1,394,610	1,285,716

India In New York, Inc.

Notes to Financial Statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 9: REVENUE FROM OPERATIONS

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Display income	189,198	152,248

Total	189,198	152,248

NOTE 10: OTHER EXPENSES

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Paper and Printing Expenses	—	83,264

Total	—	83,264

NOTE 11: PRIOR YEAR COMPARATIVES

Hitherto, upto the year ended 31st March, 2011 the company was preparing the financial statements as per the pre-revised Schedule-VI to the Companies Act, 1956. During the year under consideration,the Revised Schedule-VI notified under the Companies Act, 1956 has become applicable to the company. The company has reclassified previous year figures to conform to the norms of the Revised Schedule-VI.

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

India Abroad Publications (Canada), Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of India Abroad Publications (Canada), Inc. for the year ended March 31, 2012.

PRINCIPAL ACTIVITIES

India Abroad Publications (Canada), Inc. (IA Canada), is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. IA Canada sells advertising space and subscriptions for the India Abroad newspaper in the Canadian Market.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross income of C$ 184,698/-. After giving effect to other adjustments, net loss of C$ 176,643/- was carried to Balance Sheet.

DIVIDENDS

In view of the losses, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/S/ DIRECTOR

Date: August 14, 2012

REPORT OF THE AUDITORS

The Board of Directors,

India Abroad Publications (Canada) Inc.

We have audited the attached Balance Sheet of INDIA ABROAD PUBLICATIONS (CANADA) INC., a Company incorporated in the United States, as at March 31, 2012 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that:

(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards disclosed as notes to accounts.

(d)	In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2012;

and

ii.	in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date.

FOR PATKAR & PENDSE

CHARTERED ACCOUNTANTS

/S/ B.M. PENDSE

PARTNER

M.NO. 32625

PLACE: MUMBAI, INDIA

DATE : August 14, 2012

India Abroad Publications (Canada), Inc.

Balance Sheet as at March 31, 2012

Particulars	Note No	2011-2012 (C$)	2010-2011 (C$)
I. EQUITY AND LIABILITIES
(1) Shareholder’s Funds
(a) Share capital	3	—	—
(b) Reserves and surplus	4	(467,070)	(290,427)

(2) Current Liabilities
(a) Trade payables	5	87,432	67,707
(b) Other current liabilities	6	401,569	323,320

Total		21,931	100,600

II. ASSETS
(1) Non-current assets
(a) Fixed assets
(i) Tangible assets	7	—	6,818

(2) Current assets
(a) Trade receivables	8	14,492	78,536
(b) Cash and cash equivalents	9	7,439	15,246

Total		21,931	100,600

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

India Abroad Publications (Canada), Inc.

Statement of Profit and Loss for the year ended March 31, 2012

Particulars	Note No	2011-2012 (C$)	2010-2011 (C$)
I. Revenue from operations	10	184,698	177,764

Total Revenue		184,698	177,764

II. Expenses:
Employee benefit expense	11	52,538	51,930
Depreciation and amortization expense	7	6,818	1,182
Other expenses	12	301,985	288,028

Total Expenses		361,341	341,141

III. Loss for the period		(176,643)	(163,377)

IV. Earning per equity share:
(1) Basic		(1.08)	(1.00)
(2) Diluted		(1.08)	(1.00)

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

INDIA ABROAD PUBLICATIONS (Canada) INC.

Notes to Financial Statements for the year ended March 31, 2012

NOTE 1: CORPORATE INFORMATION

India Abroad Publications (Canada) Inc (“the Company”) was incorporated in Canada on December 20th, 1983. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading news publications, catering to the Asian-American community focusing on India and the global Indian community.

NOTE 2: ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Revenues comprise from subscription to the India Abroad weekly news paper and income from advertisements. Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper.

Subscription revenues are derived from the revenues received from the news paper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 year period.

d.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	7 years
Office equipment	5 years

INDIA ABROAD PUBLICATIONS (Canada) INC.

Notes to Financial Statements for the year ended March 31, 2012

e.	Employee retirement benefits

The company does not have any employee retirement benefit plan.

Leave Encashment

The company’s policies does not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.

f.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

g.	Income taxes

Income taxes are accounted for in accordance with Canadian tax laws on Income accrued and form part of the Holding Company tax liabilities.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in Canada. Tax liabilities and provision is accounted for by the Holding company.

India Abroad Publications (Canada), Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in C$)

NOTE 3: SHARE CAPITAL

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
Authorised
Equity Shares of no par value	—	—	—	—

Issued and Subscribed
Equity Shares of no par value	162,974	—	162,974	—

Total	162,974	—	162,974	—

3.1	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

Particulars	Equity Shares
	Number	Value
Shares outstanding at the beginning of the year	162,974	—
Shares issued during the year	—	—

Shares outstanding at the end of the year	162,974	—

3.2	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
India Abroad Inc. (Holding Company)	162,974	—	162,974	—

Total	162,974	—	162,974	—

3.3	Details of shares held by each shareholder holding more than 5% shares:

Name of Shareholder	As at 31 March 2012		As at 31 March 2011
	No. of Shares held	% of Holding	No. of Shares held	% of Holding
India Abroad Inc. (Holding Company)	162,974	100%	162,974	100%

Total	162,974	100%	162,974	100%

3.4	Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

NOTE 4: RESERVES AND SURPLUS

Particulars	As at 31 March 2012	As at 31 March 2011
a. Securities Premium Account
Opening Balance	142,974	142,974
Add : Securities premium credited on Share issue	—	—
Less : Premium Utilised for various reasons	—	—

Closing Balance	142,974	142,974

b. Deficit
Opening balance	(433,401)	(270,025)
(+) (Net Loss) For the current year	(176,643)	(163,377)

Closing Balance	(610,044)	(433,401)

Total	(467,070)	(290,427)

NOTE 5: TRADE PAYABLES

Particulars	As at 31 March 2012	As at 31 March 2011
Trade Payables	87,432	67,707

Total	87,432	67,707

NOTE 6: OTHER CURRENT LIABILITIES

Particulars	As at 31 March 2012	As at 31 March 2011
Advances from customers	2,535	2,535
Payroll Taxes Payable	1,537	—
Payable to related parties : (Unsecured)
India Abroad Publication inc.	397,497	320,785

	397,497	320,785

Total	401,569	323,320

India Abroad Publications (Canada), Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in C$)

NOTE 7: FIXED ASSETS

Fixed Assets	Gross Block					Accumulated Depreciation					Net Block
	Balance as at 1 April 2011	Additions/ (Disposals)	Acquired through business combinations	Revaluations/ (Impairments)	Balance as at 31 March 2012	Balance as at 1 April 2011	Depreciation charge for the year	Adjustment due to revaluations	On disposals	Balance as at 31 March 2012	Balance as at 31 March 2012	Balance as at 1 April 2011
Tangible Assets
Machinery and Equipment	13,619	—	—	—	13,619	6,860	6,759	—	—	13,619	—	6,759
Furniture and Fixtures	1,500	—	—	—	1,500	1,442	59	—	—	1,500	—	59

Total	15,120	—	—	—	15,120	8,302	6,818	—	—	15,120	—	6,818

India Abroad Publications (Canada), Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in C$)

NOTE 8: TRADE RECEIVABLES

Particulars	As at 31 March 2012	As at 31 March 2011
(Unsecured, Considered good)
Debts outstanding over six months from the due date of payment	—	—
Others	14,492	78,536

Total	14,492	78,536

NOTE 9: CASH AND CASH EQUIVALENTS

Particulars	As at 31 March 2012	As at 31 March 2011
Balance with Banks
In current accounts	7,439	15,246

Total	7,439	15,246

India Abroad Publications (Canada), Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in C$)

NOTE 10: REVENUE FROM OPERATIONS

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Subscription Income	19,028	23,787
Classified Income	849	1,766
Display Income	164,821	144,461
Retail Sale	—	7,750

Total	184,698	177,764

NOTE 11: EMPLOYEE BENEFIT EXPENSE

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Salaries and Wages	52,538	51,930

Total	52,538	51,930

NOTE 12: OTHER EXPENSES

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Printing	183,695	175,115
Circulation Expenses	38,292	43,023
Mailing & Distribution	37,248	36,543
Marketing Commission	14,981	12,897
Editorial Expenses	10,644	10,415
Office Expenses	9,125	6,085
Bank charges	6,386	1,374
Telephone Expenses	1,049	1,584
Professional Fees	565	—
Travel & Entertainment Expenses	—	992

Total	301,985	288,028

NOTE 13: PRIOR YEAR COMPARATIVES

Hitherto, upto the year ended 31st March, 2011 the company was preparing the financial statements as per the pre-revised Schedule-VI to the Companies Act, 1956. During the year under consideration,the Revised Schedule-VI notified under the Companies Act, 1956 has become applicable to the company. The company has reclassified previous year figures to conform to the norms of the Revised Schedule-VI.

Rediff.com Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of Rediff.com Inc. for the year ended March 31, 2012.

PRINCIPAL ACTIVITIES

Rediff.com Inc. is a wholly owned subsidiary of Rediff Holdings Inc. Rediff.com Inc. derives revenue from a website targeted at the Indian American community.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that the Company earned gross income of US $ 946,960/-. After giving effect to other adjustments, the net profit of US $ 265,384/- was carried to Balance Sheet.

DIVIDENDS

With the view to conserve resources, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/S/ DIRECTOR

Date: August 14, 2012

REPORT OF THE AUDITORS

The Board of Directors,

Rediff.Com Inc.

We have audited the attached Balance Sheet of REDIFF.COM INC., a wholly owned subsidiary of Rediff Holdings Inc. incorporated in the United States, as at March 31, 2012 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that:

(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards disclosed as notes to accounts.

(d)	In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2012;

and

ii.	in the case of Profit and Loss Account, of the profit of the Company for the year ended on that date.

FOR PATKAR & PENDSE

CHARTERED ACCOUNTANTS

/S/ B.M. PENDSE

PARTNER

M.NO. 32625

PLACE : MUMBAI, INDIA

DATE : AUGUST 14, 2012

Rediff.com Inc.

Balance Sheet as at March 31, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. EQUITY AND LIABILITIES
(1) Shareholder’s Funds
(a) Share Capital	3	5	5
(b) Reserves and Surplus	4	5,668,939	5,403,555

(2) Current Liabilities
(a) Trade payables	5	99,017	89,965
(b) Other current liabilities	6	58	—

Total		5,768,019	5,493,525

II. ASSETS
(1) Non-current assets
(a) Fixed assets
(i) Tangible assets	7	—	—

(2) Current assets
(a) Trade receivables	8	173,848	215,620
(b) Cash and cash equivalents	9	105,808	128,992
(c) Short-term loans and advances	10	5,488,363	5,148,913

Total		5,768,019	5,493,525

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

Rediff.com Inc.

Statement of Profit and Loss for the year ended March 31, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. Revenue from operations	11	946,960	962,724

Total Revenue		946,960	962,724

II. Expenses:
Employee benefit expense	12	582,457	672,878
Other expenses	13	99,119	88,015

Total Expenses		681,576	760,893

III. Profit for the period		265,384	201,831

IV. Earning per equity share:
(1) Basic		53.08	40.37
(2) Diluted		53.08	40.37

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

Rediff.com Inc.

Notes to Financial Statements for the year ended March 31, 2012

NOTE 1: CORPORATE INFORMATION

Rediff.com Inc (“the Company”) was incorporated on July 30, 1999. On February 27, 2001, Rediff Holdings Inc. acquired thinkindia.com Inc (“thinkindia”) which was renamed as Rediff.Com Inc. Rediff.Com provides the Rediff Group with technology, marketing and content support in the United States.

The Company is one of the leading Internet destinations, or portals, focusing on India and the global Indian community. Its websites consists of interest specific channels relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger and e-commerce.

NOTE 2: ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Revenues comprise of revenues from online advertising. Online advertising includes advertisement and sponsorships.

Online advertising

Advertisement and sponsorship income is derived from customers who advertise on the Company’s website or to whom direct links from the Company’s website to their own websites are provided.

Rediff.com Inc.

Notes to Financial Statements for the year ended March 31, 2012

Revenue from advertisement and sponsorships is recognized ratably over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company’s website, which generally provide users with direct links to sponsor websites. These revenues are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions, or times, that an advertisement appears in pages viewed by users of the Company’s portal. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

d.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	7 years
Computer equipment	3 years

e.	Income taxes

Income taxes are accounted for in accordance with US tax laws on Income accrued and form part of the Parent company Income tax liability.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding Company.

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 3: SHARE CAPITAL

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
Authorised
Equity Shares of $0.001 each	10,000	10	10,000	10

Issued and Subscribed
Equity Shares of $0.001 each	5,000	5	5,000	5

Total	5,000	5	5,000	5

3.1	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

Particulars	Equity Shares
	Number	Value
Shares outstanding at the beginning of the year	5,000	5
Shares issued during the year	—	—

Shares outstanding at the end of the year	5,000	5

3.2	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
Rediff Holding Inc. (Holding company)	5,000	5	5,000	5

Total	5,000	5	5,000	5

3.3	Details of shares held by each shareholder holding more than 5% shares:

Name of Shareholder	As at 31 March 2012		As at 31 March 2011
	No. of Shares held	% of Holding	No. of Shares held	% of Holding
Rediff Holding Inc. (Holding company)	5,000	100%	5,000	100%

Total	5,000	100%	5,000	100%

3.4	Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 4: RESERVES AND SURPLUS

Particulars	As at 31 March 2012	As at 31 March 2011
a. Securities Premium Account
Opening Balance	3,332,145	3,332,145
Add : Securities premium credited on Share issue	—	—
Less : Premium Utilised for various reasons	—	—

Closing Balance	3,332,145	3,332,145

b. Surplus
Opening balance	2,071,410	1,869,579
(+) Net Profit for the current year	265,384	201,831

Closing Balance	2,336,794	2,071,410

Total	5,668,939	5,403,555

NOTE 5: TRADE PAYABLES

Particulars	As at 31 March 2012	As at 31 March 2011
Micro, Small and Medium Enterprises	—	—
Others	99,017	89,965

Total	99,017	89,965

NOTE 6: OTHER CURRENT LIABILITIES

Particulars	As at 31 March 2012	As at 31 March 2011
(Unsecured)
Salary Payable	58	—

Total	58	—

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 7: FIXED ASSETS

Fixed Assets	Gross Block					Accumulated Depreciation					Net Block
	Balance as at 1 April 2011	Additions/ (Disposals)	Acquired through business combinations	Revaluations/ (Impairments)	Balance as at 31 March 2012	Balance as at 1 April 2011	Depreciation charge for the year	Adjustment due to revaluations	On disposals	Balance as at 31 March 2012	Balance as at 1 April 2011	Balance as at 31 March 2012
Tangible Assets
Computer Equipment	556,590	—	—	—	556,590	556,590	—	—	—	556,590	—	—
Furniture and Fixtures	44,423	—	—	—	44,423	44,423	—	—	—	44,423	—	—

Total	601,013	—	—	—	601,013	601,013	—	—	—	601,013	—	—

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 8: TRADE RECEIVABLES

Particulars	As at 31 March 2012		As at 31 March 2011
(Unsecured, Considered good)
Debts outstanding over six months from the due date of payment	142,908		158,739
Less: Provision for doubtful debts	142,908	—	134,908	23,831

Others	173,848		191,789
Less: Provision for doubtful debts	—	173,848	—	191,789

Total		173,848		215,620

NOTE 9: CASH AND CASH EQUIVALENTS

Particulars	As at 31 March 2012	As at 31 March 2011
Balance with Banks — Current Account
Citibank	105,808	128,992

Total	105,808	128,992

NOTE 10: SHORT TERM LOANS AND ADVANCES

Particulars	As at 31 March 2012	As at 31 March 2011
Loans and advances to related parties
(Unsecured, Considered good)
Rediff.com India Ltd.	1,578,819	1,595,419
Rediff Holding Inc.	3,201,314	2,898,586
India Abroad Publications Inc.	708,230	654,908

Total	5,488,363	5,148,913

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 11: REVENUE FROM OPERATIONS

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Display Income	946,960	962,724

Total	946,960	962,724

NOTE 12: EMPLOYEE BENEFIT EXPENSE

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Salaries and Allowances	582,457	672,878

Total	582,457	672,878

NOTE 13: OTHER EXPENSES

Particulars	For the year ended 31 March 2012	For the year ended 31 March 2011
Travelling expenses	6,288	2,000
Payroll processing fee	4,451	3,136
Insurance charges	66,315	59,264
Office expenses	5,065	4,115
Provision for doubt ful debts	8,000	12,000
Commission	9,000	7,500

Total	99,119	88,015

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 14: PRIOR YEAR COMPARATIVES

Hitherto, upto the year ended 31st March, 2011 the company was preparing the financial statements as per the pre-revised Schedule-VI to the Companies Act, 1956. During the year under consideration,the Revised Schedule-VI notified under the Companies Act, 1956 has become applicable to the company. The company has reclassified previous year figures to conform to the norms of the Revised Schedule-VI.

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

Value Communications Corporation

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of Value Communication Corporation Inc. for the year ended on March 31, 2012.

REVIEW OF BUSINESS

Following the sale of its long distance phone card business in April 2004, the Company is currently not engaged in any business.

Since we have no business activity, we did not incur any expenses during the year.

DIVIDENDS

In view of the losses, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/S/ DIRECTOR

Date: August 14, 2012

REPORT OF THE AUDITORS

The Board of Directors,

Value Communications Corporation

We have audited the attached Balance Sheet of VALUE COMMUNICATIONS CORPORATION, a wholly owned subsidiary of Rediff.com India Limited incorporated in the United States, as at March 31, 2012 and also the Profit & Loss Account of the Company for the year ended on that date annexed thereto. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit and report that:

We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Further, we report that:

(a)	We have obtained all the information & explanations, which to the best of our knowledge & belief were necessary for the purposes of our audit.

(b)	The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

(c)	In our opinion, the Balance sheet and Profit and Loss Account comply with Accounting Standards disclosed as notes to accounts.

(d)	In our opinion and to the best of our information and according to the explanations given to us the said accounts read with the notes thereon, give a true and fair view in conformity with the accounting principles generally accepted in India:

i.	in the case of the Balance Sheet of the state of affairs of the Company as at 31st March, 2012;

and

ii.	in the case of Profit and Loss Account, of the loss of the Company for the year ended on that date;

FOR PATKAR & PENDSE

CHARTERED ACCOUNTANTS

/S/ B.M. PENDSE

PARTNER

M.NO. 32625

PLACE : MUMBAI, INDIA

DATE : AUGUST 14, 2012

Value Communications Corporation

Balance Sheet as at March 31, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. EQUITY AND LIABILITIES
(1) Shareholder’s Funds
(a) Share Capital	3	—	—
(b) Reserves and Surplus	4	(2,851,549)	(2,851,549)

(2) Current Liabilities
(a) Other Current Liabilities	5	2,989,541	2,989,541
(b) Trade payables	6	14,369	14,369

Total		152,361	152,361

II. ASSETS
(1) Non-current assets
(a) Fixed assets
(i) Tangible assets	7	—	—

(2) Current assets
(a) Cash and cash equivalents	8	12,515	12,515
(b) Short-term loans and advances	9	139,846	139,846

Total		152,361	152,361

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

Value Communications Corporation

Statement of Profit and Loss for the year ended March 31, 2012

Particulars	Note No	2011-2012 (USD)	2010-2011 (USD)
I. Revenue from operations		—	—

Total Revenue		—	—

II. Expenses:		—	—

Total Expenses		—	—

III. Profit for the period		—	—

IV. Earning per equity share:
(1) Basic		—	—
(2) Diluted		—	—

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012

Value Communications Corporation

Notes to Financial Statements for the year ended March 31, 2012

NOTE 1: CORPORATE INFORMATION

Value Communications Corporation (“ValuCom” or the “Company”) is a wholly-owned subsidiary of Rediff.com India, Ltd (“Rediff”). ValuCom provides internet-based marketing of prepaid long-distance service to over 200 countries worldwide. The Company markets its services to consumers and small businesses by packaging long-distance service from large telecommunication companies into Prepaid Identification Numbers (“PINs”) and prepaid calling cards for sale on its Internet site or at its call-in center.

An event having significant impact on the Company occurred on 8th April, 2004, where the Company’s entire business was sold to World Quest Networks, Inc.

NOTE 2: ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India (“Indian GAAP”), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

The Company recognizes revenue as PINs and prepaid calling cards are delivered to customers.

d.	Fixed assets and depreciation

Pursuant to the sale of business on 8th April 2004, the company does not hold any fixed assets.

Value Communications Corporation

Notes to Financial Statements for the year ended March 31, 2012

e.	Employee retirement benefits

The company has employee retirement benefit plan in which employer merely facilitate the plan administration. Employer does not contribute to the plan.

Leave Encashment

Provision for leave encashment is computed on the basis of last drawn salary for the unavailed leave balance to the credit of the employees at the year end and is charged to the Profit and Loss Account.

f.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

g.	Income taxes

Income taxes are accounted for in accordance with the US tax laws.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws.

h.	Deferred Income Taxes

Deferred Tax is recognized for all timing differences, subject to the consideration of prudence, applying the tax rates that have been subsequently enacted after the Balance Sheet date.

i.	Leases

Operating Lease rentals are expensed with reference to lease terms and conditions.

Value Communications Corporation

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 3: SHARE CAPITAL

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
Authorised
Equity Shares of no par value	20,000,000	—	20,000,000	—

Issued and Subscribed
Equity Shares of no par value	12,000,000	—	12,000,000	—

Total	12,000,000	—	12,000,000	—

3.1	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

Particulars	Equity Shares
	Number	Value
Shares outstanding at the beginning of the year	12,000,000	—
Shares issued during the year	—	—

Shares outstanding at the end of the year	12,000,000	—

3.2	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

Particulars	As at 31 March 2012		As at 31 March 2011
	Number	Value	Number	Value
Rediff.com India Ltd. (Holding Company)	12,000,000	—	12,000,000	—

Total	12,000,000	—	12,000,000	—

3.3	Details of shares held by each shareholder holding more than 5% shares:

Name of Shareholder	As at 31 March 2012		As at 31 March 2011
	No. of Shares held	% of Holding	No. of Shares held	% of Holding
Rediff.com India Ltd. (Holding Company)	12,000,000	100%	12,000,000	100%

Total	12,000,000	100%	12,000,000	100%

Value Communications Corporation

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 4: RESERVES AND SURPLUS

Particulars	As at 31 March 2012	As at 31 March 2011
a. Securities Premium Account
Opening Balance	7,146,432	7,146,432
Add : Securities premium credited on Share issue	—	—
Less : Premium Utilised for various reasons	—	—

Closing Balance	7,146,432	7,146,432

b. Deficit
Opening balance	(9,997,981)	(9,997,981)
(+) Net Profit for the current year	—	—

Closing Balance	(9,997,981)	(9,997,981)

Total	(2,851,549)	(2,851,549)

NOTE 5: OTHER CURRENT LIABILITES

Particulars	As at 31 March 2012	As at 31 March 2011
(Unsecured)
Dues to parent / group companies	2,989,541	2,989,541

Total	2,989,541	2,989,541

TERMS

NOTE 6: TRADE PAYABLES

Particulars	As at 31 March 2012	As at 31 March 2011
Micro, Small and Medium Enterprises	—	—
Others	14,369	14,369

Total	14,369	14,369

Value Communications Corporation

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 7: FIXED ASSETS

Fixed Assets	Gross Block					Accumulated Depreciation					Net Block
	Balance as at 1 April 2011	Additions/ (Disposals)	Acquired through business combinations	Revaluations/ (Impairments)	Balance as at 31 March 2012	Balance as at 1 April 2011	Depreciation charge for the year	Adjustment due to revaluations	On disposals	Balance as at 31 March 2012	Balance as at 1 April 2011	Balance as at 31 March 2012
Tangible Assets
Equipments and Computers	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal	—	—	—	—	—	—	—	—	—	—	—	—

(ii) Intangible Assets
Computer Software	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal	—	—	—	—	—	—	—	—	—	—	—	—

Total	—	—	—	—	—	—	—	—	—	—	—	—

Value Communications Corporation

Notes to Financial statements for the year ended March 31, 2012

(Amt. in USD)

NOTE 8: CASH AND CASH EQUIVALENTS

Particulars	As at 31 March 2012	As at 31 March 2011
Balance with Banks — in Current Account
Citibank	12,515	12,515

Total	12,515	12,515

NOTE 9: SHORT TERM LOANS AND ADVANCES

Particulars	As at 31 March 2012	As at 31 March 2011
Loans and advances to related parties
(Unsecured, Considered good)
Rediff Holding Inc.	139,846	139,846

Total	139,846	139,846

NOTE 10: DEFERRED INCOME TAX

As of March 31, 2012, the Company has net operating loss carry forwards of approx US$ 2,965,000 for federal income tax purposes, which expire in the years 2020 to 2026. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.

NOTE 11: PRIOR YEAR COMPARATIVES

Hitherto, upto the year ended 31st March, 2011 the company was preparing the financial statements as per the pre-revised Schedule-VI to the Companies Act, 1956. During the year under consideration,the Revised Schedule-VI notified under the Companies Act, 1956 has become applicable to the company. The company has reclassified previous year figures to conform to the norms of the Revised Schedule-VI.

As per our attached report of even date
For Patkar & Pendse	For and on behalf of the board
Chartered Accountants

/s/ B.M. Pendse	/s/ A.Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: August 14, 2012	Date: August 14, 2012